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EXHIBIT 99.3

TRAVELERS 401(k) SAVINGS PLAN

Effective August 20, 2002

TRAVELERS 401(k) SAVINGS PLAN

TABLE OF CONTENTS

TRAVELERS 401(k) SAVINGS PLAN

ARTICLE I
Purpose and Background

        1.01    Plan Name.    The name of the Plan is the "Travelers 401(k) Savings Plan".

        1.02    Plan Description.    The Plan is an employee stock ownership plan, which contains within it a cash or deferred arrangement under Section 401(k) of the Code. The Plan is intended to qualify under the provisions of Section 401(a) of the Code, and its related Trust is intended to be tax-exempt pursuant to Section 501(a) of the Code.

        1.03    Plan Background.    The Plan is established to benefit employees of Travelers Property Casualty Corp. and the participating Affiliated Companies as of the Effective Date. The Plan will receive an asset transfer from the Citigroup 401(k) Plan, and in conjunction therewith, will assume the liability for benefits previously provided under the Citigroup 401(k) Plan with respect to Participants on the Effective Date in this Plan.

        1.04    Adoption by Affiliated Companies.    An Affiliated Company approved by the Company may adopt this Plan and such Affiliated Company shall for all purposes be an Employer under the Plan.

        1.05    Limited Reversion of Fund.    Except as provided in Section 13.02, no corpus or income of the Trust shall at any time revert to any Employer or otherwise be used for or diverted to any purpose other than for the exclusive benefit of Participants and their Beneficiaries by paying benefits and, if applicable, administrative expenses of the Plan.

ARTICLE II
Definitions and Interpretations

        2.01    Definitions.    In this instrument, the definitions set forth in this Section 2.01 shall be applied unless the context otherwise clearly indicates.

        "Account" means an account established on behalf of a Participant under Article VI.

        "ACP" means, for any Plan Year being tested, the average of the ratios described below calculated separately (i) as of the last day of such current Plan Year for each Participant who is an HCE and (ii) as of the last day of the prior Plan Year for each Participant who is an NHCE. Notwithstanding the preceding sentence, if a timely election is made, the ratio for each Participant who is an NHCE will be calculated as of the last day of such current Plan Year. Such ratio for each such Participant shall be the ratio of the amount of any matching contributions made on behalf of the Participant for such Plan Year to the Taxable Wages received by the Participant for such Plan Year (the "Contribution Percentage"). Notwithstanding the foregoing, instead of using Taxable Wages to determine such Contribution Percentages, the Committee in its discretion may select an alternative definition of compensation permitted under Sections 414(s) of the Code. At the election of the Committee, Qualified Non-Elective Contributions and Before-Tax Contributions may be included in such Contribution Percentage for purposes of the ACP test in accordance with Section 401(m) of the Code and the Treasury Regulations thereunder, provided, the ADP test is satisfied following the exclusion of such Before-Tax Contributions that are used to meet the ACP test. The ACP and the ratios used to determine such percentage shall be calculated to the nearest one-hundredth of one percent.

        "Adjusted" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code or otherwise, as applied to such items and in such manner as such Secretary shall provide.

        "ADP" means, for any Plan Year being tested, the average of the ratios described below calculated separately (i) as of the last day of such current Plan Year for each Participant who is an HCE and (ii) as of the last day of the prior Plan Year for each Participant who is an NHCE. Notwithstanding the preceding sentence, if a timely election is made, the ratio for each Participant who is an NHCE will be calculated as of the last day of such current Plan Year. Such ratio for each such Participant shall be the ratio of the amount of any Before-Tax Contributions made on behalf of the Participant for such Plan Year to the Taxable Wages received by the Participant for such Plan Year (the "Deferral Percentage"). Notwithstanding the foregoing, instead of using Taxable Wages to determine such Deferral Percentages, the Committee in its discretion may select an alternative definition of compensation permitted under Sections 414(s) of the Code. At the election of the Committee, Qualified Non-Elective Contributions and Qualified Matching Contributions may be included in such Deferral Percentage for purposes of the ADP test in accordance with Section 401(k) of the Code and the Treasury Regulations thereunder. The ADP and the ratios used to determine such percentage shall be calculated to the nearest one-hundredth of one percent.

        "Affiliated Company" means except as specifically provided otherwise in the Plan, any corporation which, on or after the Effective Date, is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes the Company, any trade or business (whether or not incorporated) which is under common control with the Company (within the meaning of Section 414(c) of the Code), any organization (whether or not incorporated which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company, and any other entity required to be aggregated with the Company pursuant to Section 414(o) of the Code.

        "After-Tax Contribution Account" means an Account established to evidence the "After-Tax Contribution Account" portion of the Citigroup 401(k) Plan Asset Transfer, and earnings with respect thereto.

        "Associates Contribution Account" means the Account established pursuant to Section 6.01 to evidence the "Associates Contribution Account" portion of the Citigroup 401(k) Plan Asset Transfer, and earnings with respect thereto.

        "Authorized Leave of Absence" means a paid or unpaid, temporary cessation from active employment with the Affiliated Company pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason, including a Maternity and Paternity Leave, which such Affiliated Company so designates.

        "Before-Tax Contribution Account" means the Account established pursuant to Section 6.01 to evidence Before-Tax Contributions made on behalf of a Participant, and, if applicable, the "Before-Tax Contribution Account" portion of the Citigroup 401(k) Plan Asset Transfer, and earnings with respect thereto.

        "Before-Tax Contributions" means contributions made to a Participant's Account, in accordance with such Participant's Deferral Election, which are "elective deferrals" within the meaning of Section 402(g)(3) of the Code pursuant to Section 5.02.

        "Beneficiary" means a person designated or otherwise determined under the provisions of Section 4.09 as the distributee of benefits payable after the death of a Participant.

        "Catch-up Contributions" means contributions made to a Participant's Before-Tax Contributions Account pursuant to Section 5.02(e), in accordance with such Participant's Deferral Election, which are intended to be "catch-up contributions" within the meaning of Section 414(v) of the Code.

        "Citigroup Common Stock Fund" means an Investment Fund comprised of Citigroup Common Stock. Pending investment, or for other purposes of the Plan, including the payment of benefits hereunder, the Citigroup Common Stock Fund may hold cash and short-term investments in addition to Citigroup Common Stock, in accordance with guidelines prescribed by the Investment Committee.

        "Citigroup Common Stock" means shares of common stock issued by Citigroup Inc., a Delaware corporation, which is readily tradable on an established securities market.

        "Citigroup 401(k) Plan" means the qualified defined contribution plan established by Citigroup Inc. from which the Citigroup 401(k) Plan Asset Transfer was made.

        "Citigroup 401(k) Plan Asset Transfer" means the transfer of certain assets and liabilities from the Citigroup 401(k) Plan to this Plan made on the Effective Date, or as soon as practicable thereafter, pursuant to Section 5.01 hereof. The assets transferred shall be earmarked for Accounts of specific Participants, and within each such Account, shall be allocated among subaccounts as set forth in Section 6.01 hereof.

        "Code" means the Internal Revenue Code of 1986, as from time to time amended.

        "Committee" means the Plan Administration Committee of Travelers Property Casualty Corp., or its successor, established to administer the Plan, as provided in Article III.

        "Company" means Travelers Property Casualty Corp., a Connecticut corporation, or any successor thereto.

        "Company Matching Contribution" means contributions made to a Participant's Account pursuant to Section 5.05.

        "Company Matching Contribution Account" means the Account established pursuant to Section 6.01 to evidence Company Matching Contributions made on behalf of a Participant, and, if applicable, the "Citibuilder Contribution Account" portion of the Citigroup 401(k) Plan Asset Transfer, and earnings, other than dividends allocated to the Company Matching Contribution Dividend Account or received in cash by the Participant, with respect thereto.

        "Company Matching Contribution Dividends" means dividends paid to a Participant's Account with respect to Company Matching Contributions invested in Travelers Class A Common Stock and Travelers Class B Common Stock and not received in cash by the Participant.

        "Company Matching Contribution Dividend Account" means the Account established pursuant to Section 6.01 to evidence Company Matching Contribution Dividends paid on behalf of a Participant, and earnings with respect thereto.

        "Compensation" of a Participant for any Plan Year means

          (a)   the regular base salary and wages, including overtime and shift differentials, paid by an Employer during such Plan Year, as determined prior to any pre-tax elective deferrals under Sections 125, 132(f) or 402(e)(3) of the Code or under any nonqualified deferred compensation arrangement; and

          (b)   the portion of any incentive bonus or commissions (i) paid in cash by such Employer during such Plan Year or (ii) subject to any pre-tax elective deferrals under Sections 125, 132(f) or 402(e)(3) of the Code or under any nonqualified deferred compensation arrangement which otherwise would have been paid in cash during such Plan Year in the absence of such deferral.

Compensation shall exclude, even if includable in gross income, (1) any amount includable in gross income attributable to the exercise of a stock option, or attributable to the vesting of, or an 83(b) election with respect to, any award of restricted stock or deferred stock; (2) reimbursements or other expense allowances, including car allowances; (3) cash and noncash fringe benefits; (4) moving expenses; (5) severance pay; (6) tuition reimbursements; (7) pay in lieu of unused vacation; (8) payments of deferred compensation; (9) welfare benefits; (10) sign-on bonuses; (11) retention bonuses; and (12) referral awards.

        Notwithstanding the foregoing, a Participant's Compensation for a Plan Year that shall be taken into account under the Plan shall not exceed the limit prescribed by Section 401(a)(17) of the Code.

        Notwithstanding any provision of the Plan to the contrary, for the 2002 Plan Year, Compensation shall be determined as set forth above based on the period January 1, 2002 through December 31, 2002, and shall include any earnings that would have been included as "Compensation" under the Citigroup 401(k) Plan.

        "Computation Period" means the 12-month period beginning on the date an Employee first performed one Hour of Service and each Plan Year after such date.

        "Deferral Election" means an election filed by a Participant with the Committee, in writing or such other means acceptable to the Committee, under which the Participant agrees to have his Compensation reduced by a specified percentage, and to have such percentage contributed to the Plan and credited to his Before-Tax Contribution Account. In accordance with rules and procedures prescribed by the Committee, a Participant may be permitted to make a separate Deferral Election with respect to (i) the portion of his Compensation attributable to his annual cash incentive compensation and (ii) any catch-up contributions pursuant to Section 5.02(e).

        "Disability" means a disability which would qualify a Participant to receive long-term disability benefits under a long-term disability plan maintained by his Employer. In the case of a Participant who is not participating in any long-term disability plan maintained by his Employer, such Participant shall be deemed to incur a Disability if he would otherwise qualify to receive long-term disability benefits under such plan based on satisfactory medical evidence acceptable to the Committee. For purposes of this Plan, a Participant shall be "Disabled" if he has incurred a Disability.

        "Effective Date" means August 20, 2002.

        "Elective Contributions" are contributions made by an Employer within the meaning of Section 1.401(k)-1(g)(3).

        "Eligible Employee" means a person who is performing services for, and is classified as an Employee by, an Employer:

          (a)   primarily within the United States (unless such person is scheduled to perform services in the United States on a temporary basis for less than six months and otherwise performs regular services for an Employer outside the United States); or

          (b)   outside the United States if such person is designated "International Staff" and is (1) a United States citizen or (2) a lawful permanent resident under the immigration laws of the United States.

Notwithstanding the foregoing, "Eligible Employee" shall exclude any Employee who at the time is (i) covered by a collective bargaining agreement with an Employer, resulting from negotiations in which retirement benefits were the subject of good faith bargaining between the Employer and employee representatives, that does not provide for participation in this Plan; and (ii) a "leased employee". ("Leased employee" shall mean any person who provides services to the Employer (the "recipient") but who is not otherwise an employee of the recipient if (1) such services are provided pursuant to an agreement between the recipient and any other person (the "leasing organization"), (2) such person has performed services for the recipient (or for the recipient and any related persons within the meaning of Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and (3) such services are performed under primary direction or control by the recipient. The determination of who is a leased employee shall be made in accordance with Code Section 414(n)(2) and any regulations thereunder.)

        "Employee" means any person who satisfies all of the following conditions:

          (a)   receives a Form W-2 wage reporting statement from an Affiliated Company;

          (b)   performs services as a common-law employee for such Affiliated Company (1) primarily within the United States, or (2) as a United States citizen or a lawful permanent resident under the immigration laws of the United States in an expatriate employment classification; and

          (c)   is paid for such services under the payroll system of such Affiliated Company.

For purposes of the foregoing, a person shall be considered to be in an expatriate employment classification if he is engaged in a foreign assignment outside the United States for such Affiliated Company. Notwithstanding the foregoing, if a court, regulatory body, administrative agency, or other entity having jurisdiction later decides that an individual is considered an employee of an Affiliated Company, or is otherwise entitled to receive a Form W-2 from an Affiliated Company, he or she still will not be considered an Employee for purposes of participating in this Plan. "Employee" shall also include a "leased employee" within the meaning of Section 414(n)(2) of the Code, unless such leased employee is covered by a plan described in Section 414(n)(5) of the Code and leased employees do not constitute more than twenty percent (20%) of the Affiliated Company's work force. Without expanding the foregoing, "Employee" shall not include any individual employed as a consultant, advisor or independent agent, with whom the Affiliated Company maintains a contractual association.

        "Employer" means the Company and any Affiliated Company which has adopted the Plan, or all of them collectively, as the context requires, and their respective successors, as listed on Exhibit 1.

        "Employer Stock" means Travelers Class A Common Stock and Travelers Class B Common Stock.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

        "Five-Percent Owner" with respect to a Plan Year means a Participant who, at any time during such Plan Year, owns or owned (or is considered as owning or having owned within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of an Employer or stock possessing more than five percent of the total combined voting power of all outstanding stock of an Employer. In determining percentage ownership hereunder, Employers that would otherwise be aggregated under Sections 414(b), (c), (m) and (o) of the Code shall be treated as separate Employers.

        "Forfeiture" means that portion of a Participant's Account that is not vested, and is forfeited from such Account in accordance with the terms of Section 9.03.

        "Full-Time Employee" means any Employee who is not a Part-Time Employee.

        "Highly Compensated Employee" or "HCE" means, for any Plan Year, an Employee who is in one or more of the following groups:

          (a)   an Employee who at any time during such current Plan Year or the prior Plan Year is a Five Percent Owner; or

          (b)   an Employee who received Taxable Wages in excess of $80,000 (as indexed for inflation pursuant to Section 414(q) of the Code), and was in the "top-paid group" (as defined in Section 414(q)(3) of the Code) for the prior Plan Year.

A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee separated from service or at any time after attaining age 55. For purposes of determining whether an individual is an HCE, Employees who are nonresident aliens, and who receive no earned income within the meaning of Section 911(d)(2) of the Code from an Affiliated Company which constitutes income from sources within the United States, shall not be treated as an Employee.

        "Hour of Service" means

          (a)   Each hour for which an Employee is directly or indirectly paid or entitled to payment by any Affiliated Company for the performance of duties with such Hours of Service being credited to the Employee for the Plan Year or Plan Years in which the duties were performed;

          (b)   Each hour for which an Employee is directly or indirectly paid or entitled to payment by any Affiliated Company for reasons other than for the performance of duties (such as vacation, holiday, illness, disability, layoff, jury duty, military duty, paid maternity and paternity leave or other paid Authorized Leave of Absence), but excluding payments for reimbursement for medical or medically-related expenses and payments under a plan maintained solely for the purpose of complying with applicable workers' compensation or unemployment compensation or disability insurance laws, with such Hours of Service being credited for the Plan Year or Plan Years with respect to which the payments are made; and

          (c)   Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by any Affiliated Company for the performance of services, with such Hours of Service being credited for the Plan Year or Plan Years to which the award or agreement pertains.

Hours of Service under subsections (b) and (c) above shall be calculated and credited to the Employee in accordance with Department of Labor regulations Sections 2530.200b-2(b) and (c), which hereby are incorporated by reference.

        "Investment Committee" means the Travelers 401(k) Investment Committee, as authorized and established by the board of Travelers Property Casualty Corp.

        "Investment Fund" means an investment choice available to Participants for investing amounts credited to their Accounts under the Plan, as determined in accordance with Article VII.

        "Look-Back Earnings" of a Participant for any Plan Year means

          (a)   the regular base salary and wages, including any shift differentials, paid by an Affiliated Company during the calendar year which precedes such current Plan Year as determined prior to any pre-tax elective deferrals under Sections 125, 132(f) or 402(e)(3) of the Code or under any nonqualified deferred compensation arrangement;

          (b)   any commissions paid during the calendar year which precedes such current Plan Year as determined prior to any pre-tax elective deferrals under Sections 125, 132(f) or 402(e)(3) of the Code or under any nonqualified deferred compensation arrangement; and

          (c)   the portion of any incentive bonus earned during the calendar year which precedes the current Plan Year and (i) paid in cash by the Affiliated Company or would have been paid in cash in the absence of pre-tax elective deferrals under Sections 125, 132(f) or 402(e)(3) of the Code or under any nonqualified deferred compensation arrangement, or (ii) paid in the form of an award of restricted stock, deferred stock or stock options pursuant to the Company's Capital Accumulation Program or any similar arrangement maintained by an Affiliated Company.

For the 2002 Plan Year, Look-Back Earnings shall be determined as set forth above based on the period January 1, 2001 through December 31, 2001, and shall include any earnings that would have been included as "Look-Back Earnings" under the Citigroup 401(k) Plan.

        "Maternity and Paternity Leave" shall mean a paid or unpaid authorized absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of the child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following the birth or placement.

        "Named Fiduciary" means, in accordance with the meaning under Section 403(a)(1) of ERISA, the Committee, the Investment Committee, and, to the extent a Participant is entitled to exercise any voting rights on Citigroup Common Stock, Travelers Class A Common Stock and Travelers Class B Common Stock held in the Plan, the Participant.

        "Non-Highly Compensated Employee" or "NHCE" means an Employee who is not a Highly Compensated Employee.

        "Normal Retirement Age" means age sixty-five (65).

        "Normal Retirement Date" of a Participant means the day on which the Participant attains age sixty-five (65).

        "One-Year Break in Service" means a Plan Year during which an Employee has not completed more than 500 Hours of Service with an Employer or Affiliated Company. For the purpose of determining whether a Participant has incurred a One-Year Break in Service, Hours of Service shall be recognized for an Authorized Leave of Absence, including a Maternity and Paternity Leave, only in the Plan Year in which such absence begins if a Participant would be prevented from incurring a One-Year Break in Service solely because the period of such absence is treated as Hours of Service or, in any other case, in the immediately following Plan Year. .

        "Part-Time Employee" means an Employee regularly scheduled to work less than 40 hours per week for any Affiliated Company or an Employee designated by the Company as a TravTemp employee.

        "Participant" means an Employee who has satisfied the participation requirements of Article IV, whether or not such Employee has elected to make Before-Tax Contributions. Notwithstanding the foregoing, a Participant will be eligible to have contributions made on his behalf only in the circumstances, and to the extent, specified in Articles IV and V.

        "Plan" means the Travelers 401(k) Savings Plan, initially effective as of the Effective Date, set forth in this instrument, including any Appendices attached hereto, as from time to time amended.

        "Plan Year" means a calendar year. The first Plan Year is a short plan year that commences on the Effective Date and concludes on December 31, 2002.

        "Prior Travelers Employer Match Account" means an Account established to evidence the "Prior Travelers Employer Match Account" portion of the Citigroup 401(k) Plan Asset Transfer, and earnings with respect thereto.

        "Profit Sharing Account" means the Account established pursuant to Section 6.01 to evidence the "Profit Sharing Account" portion of the Citigroup 401(k) Plan Asset Transfer, and earnings with respect thereto.

        "QNEC Account" means the Account established pursuant to Section 6.01 to evidence Qualified Non-Elective Contributions, and earnings with respect thereto.

        "QMAC Account" means the Account established pursuant to Section 6.01 to evidence Qualified Matching Contributions, and, if applicable, the "QMAC Account" portion of the Citigroup 401(k) Plan Asset Transfer, and earnings with respect thereto.

        "Qualified Election" means an election by a married Participant, required in order to waive the benefit that otherwise would be provided to a Participant's Spouse following the Participant's death under Section 10.08, that (i) designates a Beneficiary other than his Spouse who is to receive any payments that are to be made after the death of the Participant under such Section (which designation may not be changed without Spousal Consent, unless the change is to name the Spouse as Beneficiary), (ii) is in written form or such other means acceptable to the Committee and permitted by applicable Treasury Regulations or guidance from the Service, (iii) is filed with the Committee and (iv) contains Spousal Consent.

        "Qualified Matching Contributions" are matching employer contributions made by an Employer within the meaning of Section 1.401(k)-1(g)(13) of the Treasury Regulations. Such contributions shall be allocated only to the QMAC Accounts of Non-Highly Compensated Employees as the Committee determines is needed to satisfy the ADP test, the ACP test, or both.

        "Qualified Non-Elective Contributions" are contributions (other than Elective Contributions and Qualified Matching Contributions) made by an Employer within the meaning of Section 1.401(k)-1(g)(13). Such contributions shall be allocated only to the QNEC Accounts of such Non-Highly Compensated Employees as the Committee determines is needed to satisfy the ADP test, the ACP test, or both.

        "Qualifying Termination" means a Termination of Employment (a) by reason of death or Disability; (b) after attaining age 55; or (c) which is an involuntary termination of a Participant's employment with his Employer, but in no event shall a Qualifying Termination include any involuntary termination of employment due to such Participant's gross or willful misconduct, or a substantial failure to perform his assigned duties with his Employer.

        "Rehired Participant" means any Participant who has incurred a Termination of Employment, and subsequently commences employment with an Employer.

        "Rollover Account" means the Account established pursuant to Section 6.01 to evidence amounts rolled over from an individual retirement arrangement or the eligible plan of a prior employer pursuant to the provisions of Section 5.10, and, if applicable, the "Rollover Account" portion of the Citigroup 401(k) Plan Asset Transfer, and earnings with respect thereto.

        "Service" means the Internal Revenue Service.

        "Spousal Consent" means an irrevocable written consent by the Spouse of a Participant to an election, designation of Beneficiary, or similar action by the Participant under Section 10.08, which consent (a) acknowledges the effect of such election, designation or action and (b) is witnessed by a notary public or plan representative. A Spouse shall be deemed to have given such consent if it is established to the satisfaction of the Committee that actual written consent to an election cannot be obtained from the Spouse because the Spouse cannot be located or because of such other circumstances as may exist, in accordance with Treasury Regulations Section 1.401(a)-20, Q&A-27. Any such consent (including such deemed consent) by a Spouse shall be effective only with respect to such Spouse. Spousal Consent with respect to a Qualified Election shall be effective only for such election, and any change in such election shall require a new Spousal Consent, unless the Spousal Consent expressly permits the Participant to change such election without obtaining the consent of his Spouse with respect to such change.

        "Spouse" means the person, if any, to whom a Participant is legally married.

        "Supplemental Company Contributions" means certain contributions made to a Participant's Supplemental Company Contributions Account pursuant to Appendix B.

        "Supplemental Company Contribution Account" means the Account established pursuant to Section 6.1 to evidence Supplemental Company Contributions made on behalf of a Participant pursuant to Appendix B, and, if applicable, the aggregate amount of the Citigroup 401(k) Plan Asset Transfer other than the "Before-Tax Contribution Account", "Citibuilder Contribution Account", "Prior Travelers Employer Match Account", "Associates Contribution Account", "Profit Sharing Account", "Rollover Account", "QNEC Account", "QMAC Account", "After-Tax Account" and "QVEC Account", and earnings with respect thereto.

        "Taxable Wages" of an Employee means such Employee's wages as defined in Section 3401(a) of the Code and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a Form W-2. Taxable Wages must be determined without regard to any rules under Section 3401(a) of the Code limiting the remuneration included in wages on the basis of the nature or location of employment or services performed. The Taxable Wages for an Employee shall be determined prior to any pre-tax elective deferrals under Sections 125, 132(f) or 402(e)(3) of the Code. Notwithstanding the foregoing, a Participant's Taxable Wages for a Plan Year that shall be taken into account under the Plan shall not exceed the limit prescribed by Section 401(a)(17) of the Code.

        "Termination of Employment" means a complete severance of an Employee's employment relationship with the Affiliated Company employing him and all other Affiliated Companies. Neither the transfer of employment among Employers and other Affiliated Companies nor absence from active service by reason of an Approved Leave of Absence shall constitute a Termination of Employment. A Participant who is Disabled shall incur a Termination of Employment pursuant to Company policy.

        "Travelers Class A Common Stock" means shares of Class A common stock issued by Travelers Property Casualty Corp., a Connecticut corporation, which are readily tradable on an established securities market.

        "Travelers Class A Common Stock Fund" means an Investment Fund comprised of shares of Travelers Class A Common Stock. Pending investment or for other purposes of the Plan, including the payment of benefits hereunder, the Travelers Class A Common Stock Fund may hold cash and short term investments in addition to shares of Travelers Class A Common Stock in accordance with guidelines prescribed by the Investment Committee.

        "Travelers Class B Common Stock" means shares of Class B common stock issued by Travelers Property Casualty Corp., a Connecticut corporation, which are readily tradable on an established securities market.

        "Travelers Class B Common Stock Fund" means an Investment Fund comprised of shares of Travelers Class B Common Stock. Pending investment or for other purposes of the Plan, including the payment of benefits hereunder, the Travelers Class B Common Stock Fund may hold cash and short term investments in addition to shares of Travelers Class B Common Stock in accordance with guidelines prescribed by the Investment Committee.

        "Trust" means the trust in which the assets of the Plan are held.

        "Trustee" means State Street Bank and Trust Company, or its successor as authorized by the Company.

        "Valuation Date" means any business day of the Plan Year, which coincides with established procedures of the Committee for determining values in connection with the Investment Funds.

        "Year of Service" means the computation period, determined on a Plan Year basis, for which an Employee is credited with a Year of Service for vesting purposes under Section 9.02.

        2.02    Cross-References.    Unless otherwise indicated, references within this instrument to a designated Subsection or clause refer to the Subsection or clause so designated within the Section or Subsection, as the case may be, in which the reference occurs.

        2.03    Headings.    The headings of Articles and Sections are included in this instrument solely for convenience and if there exists any conflict between such headings and the text of the Plan, the text shall control.

        2.04    Number and Gender.    Wherever appropriate, the singular number may be read as the plural, the plural may be read as the singular, and the masculine gender may be read as the feminine gender.

        2.05    Governing Law.    To the extent that state law is not preempted by the provisions of ERISA or any other laws of the United States, this Plan shall be administered, construed and enforced according to the laws of the State of Connecticut other than its laws respecting choice of law.

ARTICLE III
Administration of Plan

        3.01    Plan Administration; Committee.    The Plan shall be administered by the Company. The Company shall be the plan administrator within the meaning of Section 3(16)(A) of ERISA and shall have fiduciary responsibility for the general operation of the Plan. The Company shall have the power to appoint the Committee to carry out its duties with respect to Plan administration; provided, however, that if at any time a Committee does not exist, all such powers shall be exercised by the Company; and further provided, that the Committee shall have no responsibility for, or control over, the investment or management of Plan assets.

        3.02    Powers and Duties.    Subject to the foregoing, the Committee shall have the power and the duty to take all actions and to make all decisions that shall be necessary or proper to carry out the provisions of the Plan and, without limiting the generality of the foregoing (subject as aforesaid), the Committee shall have the following powers and duties:

          (a)   to make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan and the transaction of the Committee's business;

          (b)   to construe the Plan and to determine all questions of fact that may arise hereunder, including the discretionary authority to interpret the facts of a particular situation and the terms of the Plan and to decide all questions concerning the eligibility of any person to participate in the Plan, the right to and the amount of any benefit payable under the Plan to or on behalf of any individual and the date on which any individual ceases to be a Participant, with any such construction or determination to be conclusively binding and final, to the extent permitted by applicable law, upon all persons interested or claiming an interest in the Plan;

          (c)   to administer and maintain a claims procedure pursuant to which any Participant, Beneficiary or Spouse whose claim for benefits under the Plan has been denied shall be given (i) notice in writing of such denial (including the reasons therefor) and (ii) a reasonable opportunity to have a full review of such denial by the Committee; and

          (d)   to delegate to any one or more Employees or other persons (including corporations and other entities), severally or jointly, the authority to perform any ministerial act in connection with the administration of the Plan.

        The Committee, in making any determinations or constructions required hereunder and in exercising any discretionary power, shall treat Participants in like circumstances in a like manner. In addition to the foregoing, the Committee shall have all the rights, powers, duties and obligations granted or imposed upon it elsewhere in the Plan.

        3.03    Action of Committee.    The Committee shall act by a majority vote of its members at the time in office. The Committee may by such majority action allocate to any one or more of its members or its secretary any responsibility it may have under the Plan or designate any other person or persons to carry out any responsibility of the Committee under the Plan.

        3.04    Restrictions on Members.    Members of the Committee (and other persons who are fiduciaries with regard to the Plan) may serve in more than one fiduciary capacity with respect to the Plan. A member of the Committee who is also a Participant shall not vote or act upon any matter relating solely or primarily to himself.

        3.05    Compensation.    The members of the Committee shall serve without compensation for their services as such, but they shall be entitled to reimbursement for all sums reasonably and necessarily expended by them in the performance of their duties hereunder.

        3.06    Professional Assistance.    The Committee may retain such accounting, actuarial, recordkeeping, legal and clerical services as it reasonably deems to be required in the administration of the Plan, and may pay reasonable compensation for such services. The Committee shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports furnished to it by such persons and on all information, elections and designations furnished to it by Participants and Employers.

        3.07    Payment of Administrative Costs.    Payment of amounts authorized under Sections 3.05 and 3.06, and all other costs of establishing and administering the Plan, shall be paid by the Trustee from the Trust. Except to the extent such costs are paid by Employers at the direction of the Company, the balances in Participants' Accounts shall be proportionately charged for plan administration expenses.

        3.08    Indemnification.    To the extent permitted by applicable law and the By-laws of the Company, the Employers shall indemnify the Committee and each member thereof and any employees of an Employer or other Affiliated Company to whom administrative duties have been delegated, against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with the Plan, unless the same is determined to be due to their gross negligence or intentional misconduct.

        3.09    Benefit Claim Procedure.    (a) Within a reasonable time following a Participant's Termination of Employment, the Committee shall communicate to the Participant or, if he is deceased, to his Beneficiary, with respect to the benefits payable under the Plan. Not later than 30 days after receipt of such notification, the Participant or his Beneficiary, as the case may be, may file with the Committee a written claim objecting to the benefits payable under the Plan. The Committee, not later than 90 days after receipt of such claim, shall render a written decision to the claimant on the claim. If the claim is denied, in whole or in part, such decision shall include:

            (1)   The reason or reasons for the denial;

            (2)   A reference to the Plan provision which is the basis for the denial;

            (3)   A description of any additional material or information, if any, necessary for the claimant to perfect his claim;

            (4)   An explanation as to why such information or material is necessary; and

            (5)   An explanation of the Plan's claim procedure.

          (b)   The claimant may file with the Committee, not later than 60 days after receiving the Committee's written decision, a written notice of request for review of the Committee's decision, and the claimant or his representative may thereafter review relevant documents which relate to the claim and may submit written comments to the Committee. Not later than 60 days after receipt of such review request, the Committee shall render a written decision on the claim which decision shall include the specific reasons for the decision, including a reference to the Plan's specific provisions where appropriate and a description of any additional material or information necessary to perfect the claim, with an explanation of why such material or information is necessary.

          (c)   The foregoing 90- and 60-day periods during which the Committee must respond to the claimant may be extended by up to an additional 90 or 60 days, respectively, if special circumstances beyond the Committee's control so require and notice of such extension is given to the claimant prior to the expiration of such initial 90- or 60-day period, as the case may be. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a final decision.

        3.10    Independent Auditors.    The Committee shall appoint independent auditors for the Plan; provided, however, that in the absence of the Committee's appointment of auditors, the Company's regularly appointed independent auditors shall be the auditors for the Plan.

ARTICLE IV
Participation

        4.01    Participation Requirements.    Each Eligible Employee on the Effective Date who was an active participant in the Citigroup 401(k) Plan on the date immediately prior thereto shall be a Participant on the Effective Date. Thereafter, (a) an Eligible Employee who is a Full-Time Employee shall become a Participant on the first day of the first pay period which begins following such individual's initial employment as an Eligible Employee; and (b) an Eligible Employee who is a Part-Time Employee shall become a Participant on the first January 1 or July 1 following the end of the first Computation Period during which such Employee actually performs at least 1,000 Hours of Service.

        In no event shall any contributions under this Plan be made on behalf of any individual prior to the date such individual becomes a Participant in the Plan. Any contribution made on behalf of such Participant under this Plan shall only be made if the applicable requirements for any such contribution have been satisfied as set forth in the provisions of Article V.

        4.02    Transfer Among Employers.    A Participant who transfers employment from one Employer to another Employer shall continue to participate in the Plan if he is an Employee of such other Employer.

        4.03    Reemployment.    A Rehired Participant shall participate in the Plan as soon as administratively feasible after reemployment.

        4.04    Simultaneous Employment.    A Participant who is simultaneously employed as an Employee with more than one Employer during a Plan Year shall participate in the Plan as an Employee of all such Employers on the basis of his compensation from all such Employers (and contributions made on behalf of such Participant shall be made by each such Employer on the basis of the Participant's separate compensation from each such Employer).

        4.05    Effect of No Compensation.    Notwithstanding the foregoing, a Participant who, although continuing in the employment of an Employer throughout a Plan Year, receives no compensation from an Employer during such Plan Year, shall not be entitled to an allocation of any contributions pursuant to Article V for such Plan Year.

        4.06    Effect of Transfer of Employment.    A Participant who ceases to be an Employee of any Employer, by reason of his transfer to an Affiliated Company (as defined under paragraph (b) of the definition of such term in Section 2.01) which has not adopted the Plan, shall thereupon cease his active participation in the Plan (and his right to have employer contributions made on his behalf) except with respect to any contribution to which he may be entitled for the Plan Year during which his employment so transfers to an Affiliated Company. Such person shall be eligible to resume active participation in the Plan as of the first day of the Employee's first payroll period which coincides with or next follows his reemployment with an Employer.

        4.07    Effect of Employment Classification Change.    A Participant who, although continuing to be employed with an Employer, transfers to an employment classification which causes him to be excluded from the definition of the term "Employee" in Section 2.01, shall thereupon cease his active participation in the Plan (and his right to have contributions made on his behalf pursuant to Article V) except with respect to any contributions to which he may be entitled for the Plan Year during which his employment classification is so changed. Such person shall be eligible to resume active participation in the Plan as of the first day of the first payroll period which coincides with or next follows his transfer to an employment classification with an Employer which is included within the definition of the term "Employee" in Section 2.01.

        4.08    Condition of Participation.    Each Participant, as a condition of participation in the Plan, shall be bound by all of the terms and conditions of the Plan and shall furnish to the Committee such pertinent information and execute such instruments as the Committee may require.

        4.09    Beneficiary Designation.

          (1)   (a) Each Participant may designate, on forms to be furnished by the Committee, one or more primary Beneficiaries or alternate Beneficiaries to receive all or a specified part of his Accounts after his death, and he may change or revoke any such designation from time to time. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Committee during the Participant's lifetime. If the Participant fails to designate a Beneficiary, or no Beneficiary survives him, the Participant's Beneficiary shall be deemed to be his surviving Spouse, if any, or if none, his estate. In the case of multiple Beneficiaries designated by the Participant, in the absence of instructions in the designation to the contrary, if one or more Beneficiaries should predecease the Participant, the amounts payable upon the death of the Participant shall be paid to the remaining Beneficiaries as if the surviving Beneficiaries were the only Beneficiaries designated by the Participant.

          (b)   Notwithstanding Subsection (a), if the Participant is married at the time of death, no designation of a Beneficiary other than the Participant's Spouse shall be effective unless the Participant has made a Qualified Election with respect to such designation.

        4.10    No Employment Rights Created.    The establishment of the Plan shall not give to any Employee the right to continuing employment, nor shall it limit the right of the Employer to discharge any Participant or otherwise deal with him without regard to the effect such action might have upon him as a Participant.

ARTICLE V
Contributions

        5.01    Citigroup 401(k) Plan Asset Transfer.    The Citigroup 401(k) Plan Asset Transfer shall occur on the Effective Date or as soon as practicable thereafter. The assets transferred pursuant thereto shall be allocated to Accounts, as described in Section 6.01 hereof, of specific Participants.

        5.02    Before-Tax Contributions.

          (a)   Before-Tax Contributions shall be made during a Plan Year and shall be credited to the Before-Tax Contribution Account of each Participant who has filed an effective Deferral Election for such Plan Year.

          (b)   Before-Tax Contributions for a Participant who has filed an effective Deferral Election for a Plan Year shall be equal to the percentage of such Participant's Compensation authorized in his Deferral Election. Any such contribution shall be paid to the Trust within the time period required under ERISA and the regulations thereunder. For purposes of this Section 5.02(b), any Deferral Election made by a Participant with respect to the Citigroup 401(k) Plan that is in effect under such plan immediately prior to the Effective Date shall be treated as an effective Deferral Election under this Plan.

          (c)   Notwithstanding the foregoing, the total amount of Before-Tax Contributions made to a Participant's Account for any calendar year shall not exceed the maximum amount permitted under Section 402(g) of the Code, less any amount previously contributed as elective deferrals pursuant to Section 401(k) of the Code by the Participant under any other plan or arrangement maintained by an Affiliated Company for such calendar year.

          (d)   Before-Tax Contributions shall be treated as having been made for a Plan Year for purposes of computing a Participant's Deferral Percentage (for ADP purposes) only if such contributions:

            (1)   are allocated to the Participant's Account as of a date within the current Plan Year, such allocation is not contingent upon the Participant's participation in the Plan or performance of services after such allocation date and such contributions are paid to the Plan no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates; and

            (2)   relate to Compensation that either (i) would have been received by the Participant in the current Plan Year but for his Deferral Election or (ii) is attributable to services performed by the Participant in the current Plan Year and, but for the Participant's Deferral Election, would have been received by the Participant within 2-1/2 months after the close of such Plan Year.

          (e)   A Participant who has attained age 50 before the close of a Plan Year shall be eligible to make additional Before-Tax Contributions for such Plan Year under this Subsection to the extent such Before-Tax Contributions constitute catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of Sections 402(g) and 415 of the Code or for purposes of the provisions of this Plan implementing such limitations as set forth in Sections 5.02(c) and 5.09. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Any catch-up contribution under this Subsection, and any Deferral Election relating to such contribution, shall be made in accordance with the rules and procedures adopted by the Committee.

        5.03    Deferral Election.

          (a)   A Participant's Deferral Election shall be made in accordance with procedures established and uniformly applied by the Committee.

          (b)   A Participant may, in the form prescribed by the Committee, file a Deferral Election in accordance with the following rules:

            (1)   A Participant's Deferral Election may authorize Before-Tax Contributions in an amount equal to any whole percentage of Compensation from one percent (1%) to fifty percent (50%) (inclusive).

            (2)   A Participant may suspend or change the percentage of Eligible Pay contributed to the Plan as Before-Tax Contributions by filing a subsequent Deferral Election.

          (c)   A Participant's Deferral Election shall be effective as soon as administratively practicable following the date on which a complete and accurate filing is made with the Committee.

        5.04    Distribution of Excess Deferrals.    If a Participant makes Before-Tax Contributions for his taxable year in an amount which, when added to any amount previously contributed as elective deferrals pursuant to Section 401(k) of the Code by such Participant under any other plan or arrangement maintained by an Affiliated Company for such calendar year, exceeds the maximum elective deferral permitted under Section 402(g) of the Code, the excess deferral and any income allocable to such amount shall be distributed to the Participant no later than April 15th following the close of the Participant's taxable year. In lieu of a corrective distribution of an excess deferral after the end of the taxable year in which it is made, the excess deferral may be distributed during the same taxable year provided (a) the Participant designates the distribution as an excess deferral, (b) the corrective distribution is made after the date on which the Plan received the excess deferral and (c) the Plan designates the corrective distribution as a distribution of excess deferrals. The income allocable to excess deferrals distributed pursuant to this Section shall be determined under any method permitted by Treasury regulations. Notwithstanding any provision to the contrary, the correction of any excess deferrals described in this Section shall be interpreted and administered in accordance with Section 402(g) of the Code and applicable Treasury Regulations.

        5.05    Company Matching Contributions.

          (a)   A Company Matching Contribution shall be made for a Plan Year and credited to the Company Matching Contribution Account for each Participant who:

            (1)   is employed by an Employer on the first day of such Plan Year;

            (2)   has Look-Back Earnings with respect to such Plan Year in an amount which is less than or equal to $100,000;

            (3)   is employed by an Affiliated Company on the last day of such Plan Year, provided, a Participant who incurs a Termination of Employment which constitutes a Qualifying Termination during such Plan Year shall become entitled to a Company Matching Contribution as of the last day of such Plan Year to the same extent such Participant would otherwise be entitled to such contribution if he were employed by an Affiliated Company as of the last day of such Plan Year; and

            (4)   is either

              (A)  a Full-Time Employee who has completed at least one full year of employment with his Employer prior to the last day of such Plan Year; or

              (B)  a Part-Time Employee who first became a Participant on or prior to July 1 of such Plan Year.

        For purposes of determining whether a Participant has satisfied the conditions of this Subsection (a)(4), an active participant in the Citigroup 401(k) Plan immediately prior to becoming a Participant on the Effective Date of this Plan shall receive credit under this Plan for service credited under the Citigroup 401(k) Plan.

          (b)   Except as provided in Subsection (c) below, for a Participant satisfying the conditions of Subsection (a) above,

            (1)   with Look-Back Earnings for the Plan Year in an amount which is less than or equal to $50,000, the Company Matching Contribution for such Plan Year shall be a matching contribution equal to 300% of the Before-Tax Contributions made on behalf of such Participant for such Plan Year;

            (2)   with Look-Back Earnings for the Plan Year in an amount which is greater than $50,000 and less than or equal to $75,000, the Company Matching Contribution for such Plan Year shall be a matching contribution equal to 200% of the Before-Tax Contributions made on behalf of such Participant for such Plan Year; and

            (3)   with Look-Back Earnings for the Plan Year in an amount which is greater than $75,000 and less than or equal to $100,000, the Company Matching Contribution for such Plan Year shall be a matching contribution equal to 100% of the Before-Tax Contributions made on behalf of such Participant for such Plan Year;

    provided; however, in no event shall the amount of (i) any Before-Tax Contribution include any Catch-up Contribution, and (ii) any such Company Matching Contribution exceed the lesser of (A) 3% of the Participant's Compensation for such Plan Year or (B) $1,500; and further provided, the Company Matching Contribution for the 2002 Plan Year shall be a matching contribution equal to the applicable percentage rate determined under (1), (2) or (3) above of the sum of the Before-Tax Contributions under this Plan and the "Before-Tax Contributions" under the Citigroup 401(k) Plan made on behalf of such Participant for the 2002 Plan Year.

          (c)   If a Full-Time Employee first completes one full year of employment with his Employer during the Plan Year for which a Company Matching Contribution is being made, the Compensation used to determine the maximum amount of the Company Matching Contribution for such Plan Year shall include only Compensation received by the Participant on or after the first day of the calendar month which follows the calendar month in which such year of employment was completed. If a Part-Time Employee first becomes a Participant on July 1 of the Plan Year for which a Company Matching Contribution is made, the Compensation used to determine the amount of the Company Matching Contribution for such Plan Year shall include only Compensation received by the Participant on or after such July 1.

          (d)   In no event shall Compensation for purposes of determining a Participant's Company Matching Contribution for a Plan Year include any Compensation paid or payable by an entity or person other than an Employer; provided; however, any Company Matching Contribution for a Participant, who by reason of a transfer during a Plan Year becomes employed by an Affiliated Company which is not an Employer, shall be determined in accordance with the methodology set forth below:

            (1)   any amount received during such Plan Year from such Affiliated Company which would have qualified as Compensation, if it had been paid by an Employer rather than such Affiliated Company, shall be aggregated with the Compensation paid by the Employer for the Plan Year in which such transfer occurred (the "Aggregated Compensation");

            (2)   the Aggregated Compensation shall be subject to the annual compensation limitation under Section 401(a)(17) of the Code; and

            (3)   any Company Matching Contribution for such Plan Year shall be equal to

              (A)  the Company Matching Contribution for such Plan Year otherwise determined in accordance with Subsection (b) based on such Participant's Aggregated Compensation, rather than such Participant's Compensation; multiplied by

              (B)  a fraction, the numerator of which is the number of days the Participant was employed by the Employer during such Plan Year, and the denominator of which is the number of days in such Plan Year.

          (e)   A Company Matching Contribution made under this Section and credited to a Participant's Account shall be initially invested in the Travelers Class A Common Stock Fund; provided, however, that the Company shall have the discretion to instead invest some or all of such contributions in the Travelers Class B Common Stock Fund by giving advance notice thereof to the Trustee.

        5.06    Actual Deferral Percentage Test.

          (a)   Before-Tax Contributions for a Plan Year shall be made in a non-discriminatory manner and shall satisfy either of the tests in (1) or (2) below:

            (1)   The ADP for Participants who are HCEs is not more than the ADP for Participants who were NHCEs in the prior Plan Year multiplied by 1.25; or

            (2)   The excess of the ADP for Participants who are HCEs over the ADP of Participants who were NHCEs in the prior Plan Year is not more than 2 percentage points, and the ADP for the Participants who are HCEs is not more than the ADP for the Participants who were NHCEs in the prior Plan Year multiplied by 2.

          (b)   If for any Plan Year the ADP for Participants who are HCEs exceeds the percentage permitted under Subsection (a), the Plan Administrator may reduce the Before-Tax Contributions of HCEs and distribute any excess contributions, and any income allocable thereto, as provided below. Excess contributions shall mean the excess of (i) the aggregate amount of the Before-Tax Contributions of HCEs for the Plan Year, over (ii) the maximum amount of such contributions permitted under Subsection (a), determined by reducing the amount of such contributions of

  HCEs in order of their deferral percentages, beginning with the highest deferral percentage, until the applicable test is satisfied.

  Distributions of excess contributions shall be accomplished by reducing the Before-Tax Contributions of HCEs, beginning with the highest contributions (determined by dollar amount) in the manner set forth in section 401(k)(8)(c) of the Code, and continuing until the total amount of excess contributions has been distributed.

          (c)   Subject to Subsection (d), any excess contributions allocated to an HCE under Subsection (b), and any income allocable to such excess contributions determined in accordance with applicable Treasury Regulations, shall be distributed to such HCE from his Before-Tax Contribution Account as soon as practicable after the end of the Plan Year in which the excess occurred, but in no event later than the last day of the following Plan Year.

          (d)   In lieu of a distribution pursuant to Subsection (c), an Employer may make Qualified Non-Elective Contributions or Qualified Matching Contributions that in combination with the Before-Tax Participant Contributions satisfy the ADP test. Alternatively, Before-Tax Participant Contributions may be re-characterized as after-tax employee contributions in any manner consistent with Treasury regulations.

          (e)   If an Affiliated Company aggregates this Plan with any other plan for the purpose of satisfying Section 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code), then all cash or deferred arrangements that are included in such plans shall be treated as one plan for purposes of the ADP test described above. In calculating the Deferral Percentage for any Participant who is an HCE, if any such Employee is eligible to have contributions under Section 401(k) of the Code made on his behalf under any other plan maintained by an Affiliated Company for any Plan Year, such Deferral Percentage shall be calculated for him for such Plan Year as though such contributions made on his behalf under any such other plan (and any other employer contributions required to be taken into account by the terms of such other plan in applying the requirements of Section 401(k)(3) of the Code) were made under this Plan.

          (f)    The amount of excess contributions distributed to a Participant for a Plan Year shall be reduced by any excess deferrals distributed to such Participant for the Participant's taxable year ending with or within such Plan Year.

          (g)   The Committee may implement rules consistent with the Code and Treasury Regulations, whereby Before-Tax Contributions by any Participant may be limited in advance to a lesser percentage than the otherwise allowable maximum. Notwithstanding any provision to the contrary, the application of the ADP test described in this Section and the distribution of excess contributions shall be interpreted and administered in compliance with Section 401(k) of the Code and the Treasury Regulations thereunder.

        5.07    Actual Contribution Percentage Test.

          (a)   Matching contributions for a Plan Year shall be made in a nondiscriminatory manner and shall satisfy either of the tests in (1) or (2) below.

            (1)   The ACP for Participants who are HCEs is not more than the ACP for Participants who were NHCEs in such prior Plan Year multiplied by 1.25, or

            (2)   The excess of the ACP for Participants who are HCEs over the ACP of the Participants who were NHCEs in the prior Plan Year is not more than 2 percentage points, and the ACP for Participants who are HCEs is not more than the ACP for Participants who were NHCEs in the prior Plan Year multiplied by 2.

          (b)   If for any Plan Year the ACP for Participants who are HCEs exceeds the percentage permitted under Subsection (a), the Plan Administrator may reduce the Company Matching Contributions of HCEs and distribute any excess aggregate contributions, and any income allocable thereto, as provided below. Excess aggregate contributions shall mean the excess of (i) the aggregate amount of Company Matching Contributions and Before-Tax Contributions treated as Company Matching Contributions for purposes of the test which are paid to the Trust on behalf of HCEs for the Plan Year, over (ii) the maximum amount of such contributions permitted under Subsection (a), determined by reducing the amount of such contributions of HCEs in order of their contribution percentages, beginning with the highest contribution percentage, until the applicable test is satisfied.

           Distributions of excess aggregate contributions shall be accomplished by reducing the Company Matching Contributions of HCEs, beginning with the highest contributions (determined by dollar amount) in the manner set forth in section 401(m)(6)(C) of the Code, and continuing until the total amount of excess aggregate contributions has been distributed.

           the excess aggregate contribution for each such HCE shall be computed as follows:

            (1)   by hypothetically reducing the Contribution Percentage of the HCEs with the highest Contribution Percentages to a maximum percentage that would satisfy the ACP test described in Subsection (a) if each HCE who designated a Contribution Percentage greater than such maximum percentage had instead received such maximum percentage;

            (2)   in order to compute the total amount of excess aggregate contributions, by determining the excess of (A) the total amount of matching contributions for all Participants who are HCEs, over (B) the reduced amount of matching contributions for such HCEs if their Contribution Percentages were subject to such maximum percentage; and

            (3)   by allocating the total excess aggregate contribution amount to the HCEs with the highest matching contribution amounts so that no HCE retains a matching contribution amount (after being reduced for his allocable excess aggregate contribution) which is above the computed maximum dollar amount.

          (c)   Subject to Subsection (d), any excess aggregate contributions allocated to an HCE under Subsection (b), plus any income allocable to such excess contributions, shall be forfeited, if forfeitable. Such contributions and income, if not forfeitable, shall be distributed to such HCEs as is necessary to satisfy the ACP test, as soon as practicable after the end of the Plan Year in which the excess occurs but not later than the end of the following Plan Year.

          (d)   In lieu of a distribution pursuant to Subsection (c), an Employer may make Qualified Non-Elective Contributions or Qualified Matching Contributions that in combination with the matching contributions satisfy the ACP test.

          (e)   If an Affiliated Company aggregates this Plan with any other plan for the purpose of satisfying Section 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code), then all such plans shall be treated as one plan for purposes of the ACP test described above.

          (f)    Notwithstanding any provision to the contrary, the application of the ACP test described in this Section and the forfeiture or distribution of excess aggregate contributions shall be interpreted and administered in compliance with Section 401(m) of the Code and the Treasury Regulations thereunder.

        5.08    Qualified Contributions.    In lieu of distributing excess contributions or excess aggregate contributions, the Employer may make either Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, on behalf of Participants who are Non-Highly Compensated Employees in order to satisfy either or both of the ADP and ACP tests.

        5.09    Limitation on Annual Additions.

          (a)   The annual addition with respect to any Participant for a Plan Year shall not exceed the lesser of: (i) $40,000, as Adjusted or (ii) 100% of the Participant's Taxable Wages for such Plan Year.

          (b)   For purposes of this Section, annual addition means the sum of the following amounts allocable to a Participant's Accounts for a Plan Year:

            (1)   contributions made by the Employer,

            (2)   contributions made by a Participant,

            (3)   Forfeitures, if any, and

            (4)   any other amounts that are considered "annual additions" under Code Sections 415(c)(2).

           In no event shall annual additions include Rollover Contributions made by a Participant.

          (c)   In any case where a Participant is, or has been, included in another retirement plan of an Employer, the limitation set forth herein shall be reduced to the extent required under Code Section 415 if the reduction is not accomplished under such other retirement plan.

          (d)   If the annual additions for a Participant exceed the limits set forth in this Section as a result of: (i) the allocation of Forfeitures, (ii) a reasonable error in estimating a Participant's Taxable Wages, (iii) a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, or (iv) other facts and circumstances which the Commissioner of the Service finds justifiable, the Committee shall return to the Participant any Before-Tax Contributions (including any earnings thereon) for the Plan Year to the extent such return would reduce the excess amount in the Participant's Accounts. Any remaining excess attributable to matching contributions and, if necessary, profit-sharing contributions shall be held in a suspense account and used to reduce matching and profit-sharing contributions for the next Plan Year (and succeeding Plan Years, as necessary) for such Participant. If such Participant is not covered under the Plan as of the end of any such Plan Year, the excess amount shall be held in a suspense account and used to reduce matching and profit-sharing contributions for the next Plan Year (and succeeding Plan Years as necessary) for all remaining Participants.

          (e)   Notwithstanding any provision to the contrary, the correction of any excess annual additions described in this Section shall be interpreted and administered in compliance with Section 415 of the Code and the Treasury Regulations thereunder.

        5.10    Rollover Contributions.    In accordance with rules and procedures established by the Committee,

          (a)   a Participant may rollover to the Plan all or a portion of an "eligible rollover distribution" (as defined in Code Section 402(f)(2)(A)) received by such Participant, provided, such rollover contribution is made on or before the 60th day after receipt by the Participant, or such other date permitted under applicable Treasury Regulations and as may be required to assure timely receipt by the Plan; or

          (b)   a Participant may elect a "direct trustee-to-trustee transfer" to the Plan within the meaning of Code Section 401(a)(31) of an eligible rollover distribution from either (1) a plan qualified under Section 401(a) of the Code, or (2) an individual retirement account described in Section 408(a) of the Code holding amounts attributable solely to a rollover contribution from a plan qualified under Section 401(a) of the Code.

        Any rollover contribution received by the Plan under this Section shall be credited to the Participant's Rollover Account, and such Participant shall be permitted to direct the investment of his Rollover Account in accordance with the provisions of Article VII. The Committee may condition acceptance of any rollover contribution by the Plan upon receipt of such documents as it may require.

ARTICLE VI
Participants' Accounts and Valuation

        6.01    Description of Accounts.    Accounts shall be established and maintained in the name of each Participant as follows:

          (a)    Before-Tax Contribution Account:    for each Participant who has had Before-Tax Contributions made on his behalf, a Before-Tax Contribution Account shall be established under which there shall be credited the amount of Before-Tax Contributions made on his behalf pursuant to Section 5.02. In addition, the "Before-Tax Contribution Account" portion of the Citigroup 401(k) Plan Asset Transfer will be allocated to the Before-Tax Contribution Account.

          (b)    Company Matching Contribution Account:    for each Participant who has had Company Matching Contributions made on his behalf, a Company Matching Contribution Account shall be established under which there shall be credited the amount of Company Matching Contributions made pursuant to Section 5.05. In addition, the "Citibuilder Contribution Account" portion of the Citigroup 401(k) Plan Asset Transfer shall be allocated to the Company Matching Contribution Account.

          (c)    Company Matching Contribution Dividend Account:    for each Participant who has had Company Matching Contributions made on his behalf and who has not elected to receive all of the dividends paid with respect to such contributions in cash pursuant to Section 15.07, a Company Matching Contribution Dividend Account shall be established under which there shall be allocated the Company Matching Contribution Dividends made on his behalf and not received in cash.

          (d)    Supplemental Company Contribution Account:    for each Participant who has had Supplemental Company Contributions made on his behalf, a Supplemental Company Contribution Account shall be established under which there shall be credited the amount of Supplemental Company Contributions made pursuant to Appendix B. In addition, the portions of the Citigroup 401(k) Plan Asset Transfer other than the "Before-Tax Contribution Account", "Citibuilder Contribution Account", "Prior Travelers Employer Match Account", "Associates Contribution Account", "Profit Sharing Account", "Rollover Account", "QNEC Account", "QMAC Account", "After-Tax Account" and "QVEC Account" shall be allocated to the Supplemental Company Contribution Account.

          (e)    Rollover Account:    for each Participant who has made a rollover contribution, a Rollover Account shall be established under which there shall be credited the amount of any rollover made pursuant to 5.10. In addition, the "Rollover Account" portion of the Citigroup 401(k) Plan Asset Transfer shall be allocated to the Rollover Account.

          (f)    QNEC Account:    for each Participant who has had Qualified Non-Elective Contributions made on his behalf, a QNEC Account shall be established under which there shall be credited the amount of Qualified Non-Elective Contributions made on his behalf pursuant to Section 5.08.

          (g)    QMAC Account:    for each Participant who has had Qualified Matching Contributions made on his behalf, a QMAC Account shall be established under which there shall be credited the amount of Qualified Matching Contributions made on his behalf pursuant to Section 5.08. In addition, the "QMAC Account" portion of the Citigroup 401(k) Plan Asset Transfer shall be allocated to the QMAC Account.

          (h)    Associates Contribution Account:    for each Participant who has had contributions described in Appendix C made on his behalf, an Associates Contribution Account shall be established under which there shall be allocated the "Associates Contribution Account" portion of the Citigroup 401(k) Plan Asset Transfer.

          (i)    Other Accounts:    for each Participant who has had contributions to an "After-Tax Contribution Account", a "Prior Travelers Employer Match Account", a "Profit Sharing Account" or a "QVEC Account" under the Citigroup 401(k) Plan, such account(s) shall be established to which there shall be credited such portions of the Citigroup 401(k) Plan Asset Transfer.

        6.02    Account Does Not Create Right.    A Participant shall not have any vested right in any Account, or contributions or earnings credited thereto, except as expressly provided under the terms of the Plan.

        6.03    Valuation and Account Adjustment.    The value of each Participant's Account shall be adjusted as of each Valuation Date. As of each Valuation Date, the amount of interest, dividends, income or loss, and appreciation and depreciation, shall be determined for each Investment Fund under the Plan during the period since the preceding Valuation Date. The interest, dividends, income or loss, and appreciation and depreciation for each Investment Fund shall be allocated among all of the Participants' Accounts within such Investment Fund as of the current Valuation Date based on the relative values of such Accounts within the Investment Fund immediately following the prior Valuation Date.

A loan made to a Participant under Section 8.06 shall be considered a Participant-directed investment in such Participant's Account. The loan shall remain a part of such Account, and only the non-loan portion of such Participant's Account shall share in the applicable appreciation, depreciation, income and/or expenses of the Investment Funds. Only the Account of the Participant who incurred such loan shall share in any interest paid on the loan, and it alone shall bear any expense or loss incurred in connection with such loan.

ARTICLE VII
Participant Investment Direction

        7.01    Investment Funds.    In order to allow each Participant to determine the manner in which his Accounts will be invested, the Trustee shall maintain, within the Trust, the Travelers Class A Common Stock Fund, the Travelers Class B Common Stock Fund and other Investment Funds. Each Participant's Accounts shall be invested in such Investment Funds in the proportions directed by the Participant in accordance with the procedures established by the Committee. Within each Participant's Account, the number of shares or units, and dollar amount, purchased for him in each Investment Fund shall be recorded. Each such Account shall also reflect the number of shares or units, and dollar amount, of each payment made in redemption of such shares or units by reason of a withdrawal or distribution from such Account or a transfer between Investment Funds. Pending investment or for other purposes of the Plan, including the payment of benefits hereunder, the Investment Funds may hold cash and short-term investments in accordance with guidelines prescribed by the Investment Committee. Any one or more of such Investment Funds may be eliminated, or new Investment Funds may be made available, at any time by the Investment Committee without consent by any Participant or Employer. Different Investment Funds may be made available to different groups of Participants, determined on an Employer-by-Employer basis, in the discretion of the Investment Committee.

        7.02    Contribution Investment Directions.

          (a)   The assets allocated to a Participant's Account pursuant to the Citigroup 401(k) Plan Asset Transfer shall be initially invested in the same Investment Funds that they were invested in when they were assets allocated to the Participant's account in the Citigroup 401(k) Plan; provided, however, that assets invested in an investment fund under the Citigroup 401(k) Plan that is not an Investment Fund under this Plan shall be initially invested in the Smith Barney Money Funds Cash Portfolio.

          (b)   For purposes of this Section 7.02, any direction made by a Participant with respect to the manner in which any contributions are to be initially invested among the investment funds under the Citigroup 401(k) Plan that is in effect under such plan immediately prior to the Effective Date shall be treated as an effective direction under this Plan; provided, however, any direction to invest in an investment fund under the Citigroup 401(k) Plan that is not an Investment Fund under this Plan shall be deemed to be a direction to initially invest in the Smith Barney Money Funds Cash Portfolio.

          (c)   Each Participant shall be allowed to direct the manner in which any Before-Tax Contributions, Supplemental Company Contributions and Rollover Account contributions will be initially invested among the Investment Funds. A Participant shall be permitted to invest such contributions in any Investment Fund or combination of Investment Funds, as determined pursuant to his investment elections; provided, however, (i) in no event shall a Participant be permitted to invest such contributions in the Citigroup Common Stock Fund, and (ii) in no event shall a Participant, other than a Participant with an election as of the Effective Date to invest such contributions in the Van Kampen American Capital Comstock Fund or Van Kampen American Capital Emerging Growth Fund, be permitted to invest such contributions in such Investment Funds. Investment elections must be filed with the Committee, in such form as the Committee shall prescribe, and shall be made in conjunction with the Participant's enrollment in the Plan. Such direction may be made either in written form, computer transmission or through telephonic means established by the Committee to provide Participants with the opportunity to effect such transactions.

          (d)   Each Participant shall be permitted, on a basis determined by the Committee, to change the manner in which future contributions will be invested among the Investment Funds. Such direction shall be effective as soon as administratively practicable following the date on which the Committee receives a complete and accurate direction from the Participant.

        7.03    Account Investment Directions.

          (a)   Each Participant shall be permitted, on a basis determined by the Committee, to direct the investment of his Accounts among the Investment Funds. A Participant shall be permitted to invest his Accounts in any Investment Fund or combination of Investment Funds, as determined pursuant to his investment elections; provided, however, in no event shall a Participant be permitted to transfer amounts into the Citigroup Common Stock Fund, Van Kampen American Capital Comstock Fund or Van Kampen American Capital Emerging Growth Fund. Investment elections must be filed with the Committee, in such form as the Committee shall prescribe. Such direction may be made either in written form, computer transmission or through telephonic means established by the Committee to provide Participants with the opportunity to effect such transactions.

          (b)   Notwithstanding the foregoing,

            (1)   Company Matching Contributions made on behalf of a Participant (and any earnings thereon) which are initially invested in either the Travelers Class A Common Stock Fund or the Travelers Class B Common Stock Fund shall not be subject to an investment transfer election until the end of the 5th Plan Year which follows the Plan Year for which such Company Matching Contribution was made, or if earlier, until the date on which such Participant attains age 55.

            (2)   upon a Participant's Termination of Employment, any amounts that are not yet vested pursuant to Section 9.01 shall be invested as directed by the Company (without regard to any election made by the Participant with respect to the vested portion of the Participant's Accounts), until the earlier of (i) the date a forfeiture occurs, or (ii) the date a Participant becomes re-employed prior to forfeiture of such amounts pursuant to Section 9.03(a).

    The Company has directed that all such non-vested amounts shall be invested in the Stable Value Fund. The Company shall notify the Trustee of any future change with respect to such direction.

        7.04    Alternate Payees and Beneficiaries.

          (a)   An alternate payee under a domestic relations order, which has been determined by the Committee to be a "qualified domestic relations order" as defined in Section 414(p) of the Code , who is entitled to receive payment from an Account shall be allowed to direct the investment of such Account among the Investment Funds in accordance with the rules and procedures established by the Committee.

          (b)   A Beneficiary or Spouse who is entitled to receive payment from an Account shall be allowed to direct the investment of such Account among the Investment Funds in accordance with the rules and procedures established by the Committee

        7.05    Other Restrictions.    Notwithstanding the foregoing, Participants identified by the Committee as subject to any securities and/or accounting independence rules shall not be permitted to change the investment of any portion of their Accounts into or out of the Travelers Class A Common Stock Fund or Travelers Class B Common Stock Fund except as permitted pursuant to rules promulgated by the Committee.

        7.06    Investment Direction Responsibility Resides in Participants.

          (a)   Notwithstanding any other provisions of the Plan or instrument evidencing the Trust, neither the Trustee, the Committee, nor the Investment Committee shall have any authority, discretion, responsibility or liability with respect to the Participant's selection of an Investment Fund in which their Accounts will be invested. Except for contributions expressly required to be invested in the Travelers Class A Common Stock Fund or the Travelers Class B Common Stock Fund under the terms of the Plan, the entire authority, discretion, responsibility and any results attributable with respect to the investment of a Participant's Accounts shall be the responsibility of the individual Participant.

          (b)   This Plan is intended to constitute a plan described in Section 404(c) of ERISA and Department of Labor Regulations Section 2550.404(c)-1.

          (c)   Investment instructions shall be communicated by the Participant in accordance with reasonable procedures established by the Committee.

        7.07    Voting of Shares or Units Attributable to Investment Funds.    A Participant shall have no discretion or authority to vote or tender, as applicable, shares or units contained within each of the separate Investment Funds maintained by the Trustee pursuant to this Article VII, except as provided in Article XI with respect to the Citigroup Common Stock Fund, the Travelers Class A Common Stock Fund and the Travelers Class B Common Stock Fund.

        7.08    Investment Restrictions.    All Investment Funds available under the Plan shall be subject to any issuer imposed restrictions or limitations. Other restrictions or limitations may be imposed by Committee including but not limited to the following: (i) equity wash rules as promulgated from time to time may restrict the transfer of such portion of a Participant's Account that is invested in a restricted Investment Fund such as the Stable Value Fund from being reinvested in another Investment Fund emphasizing fixed income investments; and (ii) no more than four transfers per month into or out of the Travelers Class A Common Stock Fund and no more than four transfers per month into or out of the Travelers Class B Common Stock Fund shall be permitted.

ARTICLE VIII
Withdrawals and Loans During Employment

        8.01    Hardship Withdrawals.    In the event of financial hardship resulting in an "immediate and heavy financial need" within the meaning of Subsection (a) below, a Participant may, by application to the Committee, elect to withdraw, in a single cash lump sum, all or a portion of his vested Accounts (excluding any earnings attributable to Before-Tax Contributions credited after December 31, 1988) in an amount which is determined by the Committee to be "necessary to satisfy the financial need" within the meaning of Subsection (b) below. Such application for a hardship withdrawal shall be in written form, or such other means acceptable to the Committee, to provide Participants with the opportunity to effect such transactions. Any such hardship withdrawal shall be processed as soon as administratively practicable in accordance with procedures established by the Committee. For purposes of this Section, any hardship withdrawal under the Citigroup 401(k) Plan within twelve months prior to the Effective Date of this Plan, shall be deemed to be a hardship withdrawal under this Plan.

          (a)   For purposes of this Section, a Participant shall be deemed to incur an "immediate and heavy financial need" for: (1) costs directly related to the purchase of the Participant's principal residence (excluding mortgage payments); (2) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on that residence; (3) expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, his spouse or dependents or necessary for these persons to obtain such medical care; or (4) payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, his spouse or dependents. Other costs may qualify as an immediate and heavy financial need under the hardship withdrawal policy adopted by the Committee, as memorialized in the summary plan description of the Plan and any related administrative documents.

          (b)   For purposes of this Section, the amount of any hardship withdrawal shall be deemed to be "necessary to satisfy the financial need" if: (1) such amount is not in excess of the immediate and heavy financial need of the Participant, including any federal, state or local taxes and penalties on such withdrawal; (2) such Participant has obtained all withdrawals and distributions, other than hardship withdrawals, and all nontaxable loans currently available under the Plan and all other plans maintained by the Employer or any Affiliated Company; (3) all Before-Tax Contributions (and any other salary reduction contributions) made on his behalf to the Plan or any other plan maintained by the Employer or any Affiliated Company (excluding contributions to a welfare benefit plan) shall be suspended for 12 months after the receipt of such hardship withdrawal; and (4) the maximum amount of (i) Before-Tax Contributions which may be made under Section 402(g) of the Code, and (ii) Catch-up Contributions which may be made under Section 414(v) of the Code, under the Plan or and any other tax-qualified plans maintained by the Employer or an Affiliated Company, for the Participant's taxable year immediately following the taxable year in which the

  Participant received such hardship withdrawal shall be reduced by the amount of Before-Tax Contributions and Catch-up Contributions, respectively, made for the taxable year of the hardship withdrawal.

          (c)   In no event shall a hardship withdrawal under this Section be available from any of the following Accounts: Company Matching Contribution Account, Company Matching Contribution Dividend Account, Associates Contribution Account, QMAC Account and QVEC Account.

          (d)   The Committee's determination of the existence of a Participant's immediate and heavy financial hardship and the amount which may be withdrawn shall be made in accordance with Internal Revenue Service rules and regulations issued with respect thereto, and shall be final and binding upon the Participant. Nothing contained in this Section shall obligate the Committee to supervise or otherwise verify that amounts withdrawn hereunder are applied in the manner specified in the Participant's hardship withdrawal application.

        8.02    Withdrawal After Age 59 1/2.    A Participant shall be entitled to withdraw, in a single lump sum, all or any portion of his vested Accounts as soon as practicable after the date on which the Committee approves the Participant's withdrawal application demonstrating that the Participant has attained age fifty-nine and one-half while employed by an Affiliated Company as an Employee. Such application may be made in written form (or such other means acceptable to the Committee) to provide Participants with the opportunity to effect such transactions. In no event shall a withdrawal under this Section be available from the QVEC Account.

        8.03    Other Withdrawals.

          (a)   A Participant may, by application to the Committee, elect to withdraw in a single lump sum all or any portion of his interest in his After-Tax Contribution Account and/or Rollover Account. Such application must be made in written form, or such other means acceptable to the Committee, to provide such Participant with the opportunity to effect such transactions. Such withdrawal shall be processed as soon as administratively practicable in accordance with procedures established by the Committee.

          (b)   With regard to a Participant with an Account described in any Appendix, a Participant may elect to make a withdrawal from the vested portion of any such Account prior to incurring a Termination of Employment to the extent permitted under the provisions of such Appendix.

          (c)   Notwithstanding any provision to the contrary, to the extent required under Section 1.401-1(b)(1) of the Treasury Regulations and applicable Revenue Rulings, no amount attributable to employer contributions under the Plan made less than 2 years prior to the date of withdrawal may be withdrawn under this Section, unless the Participant making such withdrawal has been a Participant for at least 60 months. Should Congress provide by statute, or the Internal Revenue

  Service provide by regulation or ruling, that any or all of the conditions set forth in this Section are no longer necessary for the Plan to meet the requirements of Section 401(a) or other applicable provisions of the Code then in effect, such conditions shall immediately become void and shall no longer apply, without the necessity of further amendment to the Plan.

        8.04    General Rules.    Notwithstanding anything to the contrary in Sections 8.01, 8.02 and 8.03, all withdrawals by a Participant shall be subject to the following conditions:

          (a)   A Participant shall not replace any amounts withdrawn under this Article VIII;

          (b)   The amount of any withdrawal shall be based on the value of a Participant's Accounts as of the Valuation Date which coincides with such withdrawal, to the extent administratively practicable.

          (c)   Any withdrawal from a Participant's Account shall operate to reduce the balance in that Account, and the Participant shall thereafter share in the income, expenses, gains and losses on the basis of the reduced balance in such Account;

          (d)   A withdrawal may only be made under this Article VIII by a Participant prior to his Termination of Employment; and

          (e)   A withdrawal shall be made in accordance with the rules and procedures adopted by the Committee as memorialized in the summary plan description and any related administrative documents.

        8.05    Withdrawals in Employer Stock or Citigroup Common Stock.    Any Participant who makes a withdrawal under this Article VIII, other than a hardship withdrawal under Section 8.02, may elect to receive payment in the form of Employer Stock or Citigroup Common Stock in accordance with the provisions of Section 10.09.

        8.06    Loans.    Loans shall be made available to Participants in a uniform, nondiscriminatory manner and on a reasonably equivalent basis. Loans shall not be made to Highly Compensated Employees in an amount representing a percentage of such Participants' vested interests in their Accounts greater than the percentage made available to other Participants. The Committee shall adopt rules and procedures for granting and administering loans under the Plan, as memorialized in the summary plan description and any related administrative documents, subject to the requirements set forth below.

          (a)   Loans transferred to this Plan pursuant to the Citigroup 401(k) Plan Asset Transfer shall be treated as loans under this Plan, and will retain all of the material features (e.g. interest rate and repayment schedule) that such loans had under the Citigroup 401(k) Plan.

          (b)   Any Participant may apply for a loan from his Accounts, in written form or by such other means acceptable to the Committee. The Participant's application shall specify the total amount of the loan. Each loan to a Participant shall be evidenced by a legally enforceable agreement in writing, or another form approved by the

  Service, specifying the loan amount, term and repayment schedule. A loan processing fee may be deducted from a Participant's Accounts in connection with the issuance of the loan to such Participant. The basis for granting a loan will be those factors considered by commercial lenders in the business of making similar loans. Any action on a Participant's loan application by the Committee shall be final.

          (c)   At any time, no more than two loans under the Plan may be outstanding to a Participant. Only one residential loan may be outstanding to a Participant at any time.

          (d)   Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of:

            (1)   $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made; or

            (2)   50% of the aggregate value of the vested balance of all the Participant's Accounts (on the date the loan is made).

          (e)   Each loan shall bear interest at a reasonable rate which shall be the prime rate of interest, as published in The Wall Street Journal on the first business day of the month in which the loan application is received, plus one percent (1%).

          (f)    Each loan to a Participant under this Section shall be adequately secured. In no event shall more than 50% of such Participant's vested balance in his Accounts be considered security for any such loan.

          (g)   In the event a Participant fails to make a required repayment under his loan agreement with the Plan, such delinquency shall constitute an event of default if the Participant does not cure such delinquency as of the end of the calendar quarter following the calendar quarter in which such required payment was missed, or such other cure period prescribed by the Committee.

          (h)   Except as otherwise provided by the Committee, a Participant's interest in his Accounts shall not be reduced when he receive a loan, but if such Participant defaults on his loan or otherwise commences distribution under the Plan before he has repaid such loan in full, such distribution shall be offset and reduced for any principal and interest that he then owes the Plan.

ARTICLE IX
Vesting of Benefits and Reemployment

        9.01    Vesting.

          (a)   A Participant's interest in any of the following Accounts established on his behalf shall be fully vested at all times:

    Before-Tax Contribution Account
    After-Tax Contribution Account
    Company Matching Contribution Dividend Account
    Supplemental Company Contribution Account
    Rollover Account
    QNEC Account
    QMAC Account

          (b)   A Participant's interest in any Company Matching Contribution Account or Prior Travelers Employer Match Account established on his behalf shall vest in accordance with the following schedule:

Completed Years of Service	Percentage Vested
less than 3	0%
3 or more	100%

  Notwithstanding the foregoing, a Participant's interest in his Company Matching Contribution Account or his Prior Travelers Employer Match Account shall become one-hundred percent (100%) vested and nonforfeitable if, while employed by an Affiliated Company as an Employee, such Participant attains age 55, dies or terminates employment while Disabled pursuant to Company policy.

          (c)   A Participant's interest in any Associates Contribution Account established on his behalf shall vest in accordance with the terms of Appendix C.

          (d)   A Participant's interest in any Profit Sharing Account established on his behalf shall become one-hundred percent (100%) vested and nonforfeitable upon completion of five (5) Years of Service.

        9.02    Year of Service.

          (a)   An Employee shall be credited with a Year of Service for each Plan Year during which such Employee performed at least 1,000 Hours of Service. For purposes of calculating Years of Service, an Employee shall be deemed to have performed 45 Hours of Service, in accordance with Department of Labor regulations Section 2530.200b-3(e), for each week of employment during which such Employee actually performs one Hour of Service; provided; however, an Employee on an unpaid Authorized Leave of Absence shall be deemed to have performed 45 Hours of Service in each week of such Authorized Leave of Absence up to a maximum of 52 weeks.

          (b)   An Employee who was an active participant in the Citigroup 401(k) Plan on the date immediately prior to the Effective Date and became a Participant in this Plan on the Effective Date shall be credited with Years of Service for all vesting service credited prior to the Effective Date under the terms of the Citigroup 401(k) Plan.

          (c)   An Employee who was employed, prior to the Effective Date, by Citigroup Inc. or a member of the controlled group that included Citigroup Inc., but who is not covered by (b) above, shall be credited with Years of Service for all vesting service credited to such Employee prior to the Effective Date under the terms of the Citigroup 401(k) Plan; provided, however, that if such Employee is hired by the Company after incurring (5) consecutive break-in-service years with respect to the controlled group that includes Citigroup Inc. with no vested interest in his accrued benefit under the Citigroup 401(k) Plan, such Employee shall not be credited with any prior vesting service credit. For purposes of calculating break-in-service years under the preceding sentence: (1) the Employee shall be deemed to have terminated service with the controlled group including Citigroup Inc. as of the earlier of (i) the Employee's actual termination from service date; or (ii) the Effective Date; and (2) a break-in-service year will be an annual period commencing on the deemed termination date determined in (1), or on the anniversary thereof, during which the Employee performs fewer than 500 Hours of Service for the controlled group that includes Citigroup Inc.

        9.03    Forfeiture of Non-vested Interest.

          (a)   A Participant's non-vested interest, if any, shall be forfeited at the end of a Plan Year during which a Participant shall have incurred five (5) consecutive One-Year Breaks in Service. In the event that a Participant ceases to be employed by the Employer and, before the end of the period set forth in the preceding sentence, receives a lump-sum distribution of the vested portion of the Participant's Account pursuant to the terms of the Plan, then the portion of the Participant's Account that is not vested shall be treated as a forfeiture as of the last day of the Plan Year in which the Participant ceased to be employed by the Employer. If such former Participant later becomes an Employee and has not, as of the last day of the Plan Year in which the Participant again becomes an Employee, incurred five (5) consecutive One-Year Breaks in Service, such Participant's Account will be restored to the dollar value it had on the date of distribution if the Participant repays to the Plan the full amount of the distribution within the earlier of (1) five years after the date in which the Participant again becomes an Employee, or (2) the close of the first period of five consecutive One-Year Breaks in Service commencing after the distribution.

          (b)   The portion of any matching contributions that was made in respect of any excess deferral, excess contribution or excess annual addition which was distributed under Article V (including any earnings thereon) shall be forfeited immediately.

        9.04    Breaks in Service.    If a Rehired Participant who previously incurred a Termination of Employment with less than a 100% vested interest in his Accounts is reemployed by an Employer after incurring five (5) consecutive One-Year Breaks in Service, and such Rehired Participant does not have any nonforfeitable right to an accrued benefit derived from employer contributions within the meaning of Section 411(a)(6)(D) of the Code, Years of Service credited prior to such Break in Service shall be disregarded for purposes of determining the vesting percentage for such Participant's Accounts after his Break in Service.

        9.05    Application of Forfeitures.    The amount of any Forfeiture forfeited from Participants' Accounts during a Plan Year shall be applied, at the Company's discretion, to pay the Plan's administration expenses or to reduce the contribution from Employers which would otherwise be required for any matching contributions or profit-sharing contributions made under the Plan.

        9.06    Deemed Distribution.    If a Participant has no vested interest in his Accounts on the date of his Termination of Employment, his Accounts shall be deemed to have been distributed from the Plan on such date in accordance with Article X.

ARTICLE X
Distribution of Benefits

        10.01    Normal Retirement.    A Participant shall be entitled to commence distribution from his Accounts under the Plan following any Termination of Employment on or after his attainment of Normal Retirement Age. A Participant may elect to defer the commencement of any such distribution, subject to the provisions of Section 10.06. The amount of such distribution shall be based on the value of a Participant's Accounts as of the Valuation Date which coincides with such distribution, to the extent administratively practicable.

        10.02    Other Termination of Employment.    A Participant shall be entitled to commence distribution from his Accounts under the Plan on or after any Termination of Employment prior to his attainment of Normal Retirement Age. A Participant may elect to defer the commencement of any such distribution, subject to the provisions of Section 10.06. The amount of such distribution shall be based on the value of a Participant's Accounts as of the Valuation Date which coincides with such distribution, to the extent administratively practicable.

        10.03    Statutory Commencement of Benefits.    Subject to the provisions of Section 10.15, unless a Participant elects otherwise, distribution of benefits shall begin no later than the 60th day after the close of the Plan Year in which the later of the following events occur:

          (a)   the Participant attains Normal Retirement Age;

          (b)   the tenth anniversary of the year in which the Participant commenced participation in the Plan, or;

          (c)   the Participant incurs a Termination of Employment.

        10.04    Forms of Payment.    A distribution from a Participant's Account shall be in the form described in Section 15.04(b), unless such Participant elects to receive such distribution in a form described below:

          (a)   monthly, quarterly, semiannual, or annual installments payable over a period not in excess of such Participant's life expectancy or the joint-and-survivor's life expectancy of the Participant and his Beneficiary (determined as of the date his benefits commence, notwithstanding any change in the Participant's Beneficiary thereafter); or

          (b)   a single lump sum or a partial lump sum.

        10.05    Small Accounts.    Notwithstanding any provision to the contrary, if the aggregate balance of the Participant's Accounts is not more than $5,000 as of the date of his Termination of Employment or death, such Participant's Accounts shall be paid by the Trustee to the Participant or, in the case of death, his Beneficiary as soon as administratively practicable following his Termination of Employment or death, as applicable.

        10.06    Minimum Distributions.    Notwithstanding any provision to the contrary, minimum distributions from a Participant's Accounts shall commence no later than the April 1 of the calendar year following the later of (i) the calendar year in which such Participant attains age 70 1/2, or (ii) the calendar year in which such Participant incurs a Termination of Employment, or such other required beginning date as otherwise required under Section 401(a)(9) of the Code and the Treasury Regulations thereunder.

          (a)   Such minimum distribution shall be over a period not extending beyond such Participant's life expectancy or the life expectancy of the Participant and his Beneficiary. Applicable life expectancies will be determined under the unisex life expectancy multiples under Treasury Regulation section 1.72-9.

          (b)   For purposes of this Section, the life expectancy of the Participant and the Participant's Spouse shall not be subject to recalculation, and in no event shall the life expectancy of a non-Spouse Beneficiary be subject to recalculation. If a Participant dies after commencing minimum distributions under this Section, any remaining interest in his Accounts shall be distributed at least as rapidly as under the method of distribution in effect prior to his death.

        With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan shall apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Service.

        10.07    Post-Termination Contributions.    If a contribution is made on behalf of a Participant following his Termination of Employment and after his Accounts have been distributed in full to him (or to his Beneficiary in the case of his death), such Participant (or his Beneficiary) shall receive a supplemental payment equal to such contribution, including any earnings thereon, as soon as practicable after the date of such contribution.

        10.08    Death.

          (a)   If a Participant dies before commencing distribution of his Accounts, unless such Participant's Beneficiary elects otherwise, the entire interest in such Accounts shall be distributed to his Beneficiary or, if no Beneficiary has been designated, his estate as soon as practicable. In accordance with the requirements of Section 4.09, if the Participant is married at the time of death, such distribution shall be made to the surviving Spouse, unless the Participant has made a Qualified Election with respect to the designation of a Beneficiary other than his Spouse.

  Notwithstanding any provision to the contrary, in accordance with Section 401(a)(9) of the Code and Treasury Regulations thereunder, the entire interest in such Accounts shall be distributed no later than the December 31 of the calendar year which contains the fifth anniversary of the Participant's date of death;

  provided; however, if any portion of such Accounts is payable to, or for the benefit of, a Beneficiary designated by the Participant, such portion may be distributed (in accordance with Treasury Regulations) over the life expectancy of such Beneficiary

            (1)   commencing not later than the December 31 of the calendar year immediately following the calendar year in which the Participant died; or

            (2)   if such Beneficiary designated by the Participant is the Participant's Spouse, commencing not later than the date on which such Participant would have attained age 70 1/2. If such surviving Spouse dies before distributions to such Spouse begins, the entire interest in such Accounts shall be distributed no later than the December 31 of the calendar year which contains the fifth anniversary of such Spouse's date of death.

          (b)   The Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Account of a deceased Participant as the Committee may deem proper and its determination of death and of the right of such Beneficiary or other person to receive payment shall be conclusive.

        10.09    Distribution in Employer or Citigroup Securities.

          (a)   To the extent any portion of a Participant's Accounts are invested in the Travelers Class A Common Stock Fund, Travelers Class B Common Stock Fund or the Citigroup Common Stock Fund, and such Participant elects a single lump sum or installment form of payment, the Participant may elect to receive any such distribution with respect to such portion in whole shares of Travelers Class A Common Stock, Travelers Class B Common Stock or Citigroup Common Stock, as the case may be, with a cash payment for any remaining fractional shares. Such election shall be made in written form (or such other means acceptable to the Committee) to provide Participants with the opportunity to effect such transactions.

          (b)   In the case of a distribution following a Participant's death under Section 10.08, such Participant's Beneficiary may elect to receive such distribution in shares of Employer Stock and/or Citigroup Common Stock in the same manner provided in subsection (a).

        10.10    Assignment, Alienation of Benefits.

          (a)   No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void; and no such benefit shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit, except in the case of (1) the creation, assignment, or recognition of any right to any benefit payable with respect to a Participant pursuant to a "qualified domestic relations order" as defined in Section 414(p) of the Code; and (2) an offset of a Participant's benefit payable under the Plan against any amount that such Participant is ordered to pay to the Plan if the order to pay arises from a crime or fiduciary breach relating to the Plan pursuant to Code Section 401(a)(13)(C).

          (b)   If any person entitled to receive any payment under the Plan is physically, mentally or legally incapable of receiving or acknowledging receipt thereof, and no legal representative has been appointed for him, the Committee, in its discretion, may (but shall not be required to) cause any sum otherwise payable to him to be paid to such one or more as may be chosen by the Committee from the following: the Beneficiaries, if any, designated by such person, the institution maintaining him, or his Spouse, children, parents or other relatives by blood or marriage; and any payment so made shall be a complete discharge of all liability under the Plan with respect to any such payment.

        10.11    Payment Satisfies Claims.    Any payment to or for the benefit of any Participant or his legal representative or Beneficiary or person named in Section 10.10(b) in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee, the Committee and the Employer, any of whom may require such payee, as a condition precedent to such payment, to execute a receipted release therefor.

        10.12    Undeliverable Benefits.    Notwithstanding any provision to the contrary, if benefits become distributable under the Plan and the Committee is unable to locate the Participant or Beneficiary to whom the benefits are payable after a reasonable effort to ascertain the whereabouts of such Participant or Beneficiary, the Accounts of such Participant or Beneficiary shall be subject to forfeiture as of the end of the Plan Year which follows the Plan Year in which such benefits first became payable (or as soon as practicable thereafter). A record of the undeliverable amount shall be maintained and if such Participant or Beneficiary subsequently makes proper claim to the Committee for such amount, the amount of each such Account shall be restored, and shall be distributed to such Participant or Beneficiary in accordance with the terms of the Plan.

        10.13    Qualified Domestic Relations Orders.    All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any alternate payee under a "qualified domestic relations order" as defined in Section 414(p) of the Code. Furthermore, a distribution to an alternate payee shall be permitted if such distribution is authorized by a qualified domestic relations order. An alternate payee may receive a distribution of the rights and benefits assigned by such qualified domestic relations order upon the determination by the Committee that such order is a qualified domestic relations order, without regard to whether the Participant is otherwise eligible to receive a distribution under the Plan or whether the Participant has attained earliest retirement age, even if the affected Participant has not incurred a Termination of Employment. For purposes of this Section, 'alternate payee' and 'earliest retirement age' shall have the meanings assigned to such terms as set forth in Section 414(p) of the Code.

        10.14    Direct Rollovers.

          (a)   Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) under the Plan paid directly to an eligible retirement plan, within the meaning of Sections 402(c)(8) and 402(c)(9) of the Code, specified by the distributee.

          (b)   Direct rollovers under this Section shall be made in accordance with rules and procedures established by the Committee.

          (c)   For purposes of this Section, a distributee may include (1) a Participant, (2) a Participant's Spouse as provided under Section 402(c)(9) of the Code, or (3) an alternate payee under a qualified domestic relations order who is the Spouse or former Spouse of a Participant as provided under Section 402(e)(1) of the Code.

          (d)   For purposes of this Section, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

        10.15    Claim for Benefits.

          (a)   A Participant must file a claim for benefits before payment of benefits shall commence under the Plan, in accordance with the provisions of Section 1.401(a)-14(a) of the Treasury Regulations. The claim for benefits shall be made in writing, or such other means acceptable to the Committee and permitted by any applicable Treasury Regulations or guidance from the Service.

          (b)   The claim for benefits shall specify the date on which benefit payments under the Plan are to commence, consistent with the Plan's provisions for commencement of benefits.

          (c)   The claim for benefits shall include a certification by the Participant under the Plan either (1) that the Participant is not married or (2) that the Participant is married and the name and date of birth of the individual to whom the Participant is married. The certification by the Participant as to the Participant's marital status shall be binding upon the Participant.

ARTICLE XI
Voting of Employer Stock and Citigroup Common Stock

        11.01    Participants May Direct Vote of Employer Stock and Citigroup Common Stock.

          (a)   The Trustee shall have no discretion or authority to vote Travelers Class A Common Stock , Travelers Class B Common Stock and Citigroup Common Stock which are allocated to the Account of a Participant by virtue of the Account's investment in the Travelers Class A Common Stock Fund, the Travelers Class B Common Stock Fund or the Citigroup Common Stock Fund, as the case may be, on any matter presented for a vote by the stockholders of the Company, except in accordance with the timely directions received by the Trustee from Participants acting in their capacity as Named Fiduciaries. Upon timely receipt of such instructions, the Trustee shall vote such shares in accordance with the directions which have been received by the Trustee from Participants.

          (b)   Notwithstanding the foregoing, the Trustee shall disregard Participant instructions and vote the shares of Travelers Class A Common Stock, Travelers Class B Common Stock and Citigroup Common Stock as directed by the otherwise applicable fiduciary, if voting such shares according to Participant instructions would otherwise constitute a violation of the Company's fiduciary duties under ERISA.

        11.02    Trustee Vote of Certain Shares of Employer Stock and Citigroup Common Stock.

          (a)   Shares of Travelers Class A Common Stock, Travelers Class B Common Stock and Citigroup Common Stock for which the Participant's voting instructions were not timely received by the Trustee shall be voted by the Trustee in the same proportion as the shares of Travelers Class A Common Stock, Travelers Class B Common Stock and Citigroup Common Stock for which Participants' voting instructions were received, to the extent permitted by Section 404(a)(1)(D) of ERISA and other applicable law.

          (b)   Notwithstanding the foregoing, the Trustee shall disregard Section 11.02(a) and vote the shares of Travelers Class A Common Stock, Travelers Class B Common Stock and Citigroup Common Stock as directed by the otherwise applicable fiduciary, if voting such shares in accordance with the provisions thereunder would otherwise constitute a violation of the Company's fiduciary duties under ERISA.

        11.03    Notice and Participant Instructions with Respect to Employer Stock and Citigroup Common Stock.    The Investment Committee shall establish procedures for giving adequate notice to Participants for the exercise of any voting rights under this Article XI , and for transmitting such instructions to the Trustee, who shall vote shares of Travelers Class A Common Stock, Travelers Class B Common Stock and Citigroup Common Stock in accordance with Section 11.01.

ARTICLE XII
Amendment and Termination

        12.01    Authority to Amend and Procedure.    The Company may amend, modify or terminate the Plan at any time, to any extent that it may deem advisable. Notwithstanding the foregoing, no amendment shall increase the duties or liabilities of the Trustee without its written consent. Except as permitted by Treasury Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits," the result of which is a further restriction on such benefit, unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Section 411(d)(6)(A), which are early retirement benefits and retirement-type subsidies, and optional forms of benefit.

        12.02    Authority to Terminate and Procedure.    The Company expects to continue the Plan indefinitely, but it reserves the right at any time to terminate the Plan in its entirety. The Company may also completely discontinue contributions to the Plan. Each Employer expects to continue its participation in the Plan indefinitely, but each Employer reserves the right at any time to discontinue its participation in the Plan and cease contributions on behalf of its Employees. The Plan shall terminate in its entirety as of the date specified by the Company to the Trustee in a written notice executed in the manner of an amendment. In the event of any such termination or a complete discontinuance of contributions under the Plan, no further contributions shall be made by either Participants or the Employers, but the Plan shall otherwise be administered as though it were in full force and effect. Upon any full or partial termination or complete discontinuance of contributions under the Plan, all amounts credited to the affected Participants' Accounts shall become one-hundred percent (100%) vested and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof. If the Trust is subsequently terminated, the provisions of Section 12.03 shall then apply.

        12.03    Termination of the Trust.    If the Plan is terminated pursuant to Section 12.02 and the Company determines that the Trust should be terminated, written notice of such determination shall be given to the Employers, the Committee and the Trustee, and the value of all Accounts of Participants shall be distributed through lump-sum payments as promptly as practicable; provided, that no amounts shall be distributed prior to the earliest date permitted under applicable law.

        12.04    Partial Termination of the Plan.    If at any time the Plan is terminated with respect to any group of Employees under such circumstances as to constitute a partial termination of the Plan within the meaning of Section 411(d)(3) of the Code, no further contributions shall be made by or on behalf of the Participants affected by the partial termination, but the Plan shall otherwise be administered, and the amounts standing to such Participants' credit shall be payable, as though such partial termination had not occurred; provided, that the Company, in its discretion, may direct that an amount equal to the portion of the

Plan that is allocable to the Participants as to whom such termination occurred be segregated by the Trustee as a separate plan and trust, and that such separate plan and trust be applied for the benefit of such Participants in the manner described in this Article XII.

ARTICLE XIII
Miscellaneous

        13.01    Merger, Consolidation, Transfer of Assets.    In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall be entitled to receive a benefit immediately after such merger, consolidation or transfer (if such other plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer, if this Plan had then terminated.

        13.02    Reversion of Contributions.    Notwithstanding any provision in this Plan to the contrary, to the extent a contribution is made under the Plan by an Employer by a good-faith mistake of fact, or a deduction with respect to a contribution is not allowed for an Employer under Section 404 of the Code, the Trustee shall repay to such Employer that portion of such Employer's contribution hereunder which was made pursuant to such mistake of fact or for which such deduction was not allowed; provided, such repayment shall be made within one year after such mistaken contribution is made or such deduction is disallowed, as the case may be.

        13.03    Qualified Military Service.    Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

        13.04    United Kingdom Expatriate Service.    In no event may a Participant who is or has been employed as an Employee in an expatriate classification in the United Kingdom be granted a withdrawal for, or a loan secured by, any amounts attributable to contributions based on compensation earned while employed in the United Kingdom.

        13.05    Continued Applicability of Citigroup 401(k) Plan.    Certain Participants on the Effective Date derive a portion of their account balance from the benefit accrued under the Citigroup 401(k) Plan. The terms of this Plan attempt to deal comprehensively with the treatment of such account balances, especially in Sections 5.01, 6.01 and the Appendices. There may be some instances where, in order to assure that a Participant's account balance derived from the Citigroup 401(k) Plan and/or the rights and features with respect thereto are not inadvertently cut back or enhanced, reference should be made to the Citigroup 401(k) Plan as in effect on the Effective Date, and for that limited purpose, such plan is incorporated by reference.

ARTICLE XIV
Top Heavy Rules

        14.01    Special Definitions.    For purposes of this Article XIV, the following terms shall have the following meanings:

          (a)   "Key Employee" means an Employee or former Employee who is a "key employee" as defined in Section 416(i) of the Code.

          (b)   "Determination Date" means, for any Plan Year, the last day of the preceding Plan Year.

          (c)   "Required Aggregation Group" means for a given Plan Year, the Travelers Pension Plan and all other plans of the Affiliated Companies which, in the aggregate, meet the requirements of the definition contained in Section 416(g)(2)(A)(i) of the Code.

          (d)   "Permissive Aggregation Group" means, for a given Plan Year, the Travelers Pension Plan and all other plans of the Affiliated Companies which may be aggregated in accordance with Section 416(g)(2)(A)(ii) of the Code.

          (e)   "Top Heavy Plan" means, with respect to any Plan Year, any defined contribution plan if, as of the Determination Date, the aggregate of the Accounts of Key Employees under the Plan exceeds 60 percent of the aggregate of the Accounts of all Participants under the Plan. For purposes of determining if the Plan is a Top-Heavy Plan, the value of Participants' Accounts will be computed on the most recent Valuation Date within a 12-month period ending on the Determination Date. If the Plan is required to be included in a Required Aggregation Group and such Required Aggregation Group is a Top Heavy Group, this Plan shall be a Top Heavy Plan, unless the Plan or such Top Heavy Group is itself part of a Permissive Aggregation Group which is not a Top Heavy Group. For purposes of this Section, a Participant's Account shall not include qualified voluntary employee contributions that were allowable as a deduction under Code Section 219(a). The amount of a Participant's Account shall be increased by the aggregate distributions made to such Participant under the Plan during the one-year period ending on the Determination Date including those distributions made from a terminated plan if such plan would have been required to be included in an Aggregation Group. For purposes of determining if the Plan is a Top-Heavy Plan or is included in a Top-Heavy Group, the following amounts shall not be taken into consideration:

            (1)   related rollover contributions (i.e., rollover and plan-to-plan transfers which are either not initiated by the Participant or made to a plan maintained by the Employer) made as a distribution from the Plan; and

            (2)   unrelated rollover contributions (i.e., rollovers and plan-to-plan transfers which are both initiated by the Participant and made from a plan maintained by one employer to a plan maintained by another employer); and

            (3)   the Account of a Participant if such Participant has not received any Compensation from an Affiliated Company and has not performed an Hour of Service with an Affiliated Company for a one-year period ending on the Determination Date (however, if such Participant returns to the employ of an Affiliated Company and completes an Hour of Service, such Participant's total Account will be included for purposes of this Section); and

            (4)   the Account of a Participant if such Participant is not a Key Employee with respect to any plan for any plan year but such Participant was a Key Employee with respect to such plan for any prior plan year.

          (f)    "Top Heavy Group" means, for a given Plan Year, a group of plans of the Affiliated Companies which, in the aggregate, meet the requirements of the definition contained in Section 416(g)(2)(B) of the Code.

        14.02    Special Rules.    Notwithstanding any other provisions of the Plan, the following provisions of this Section shall automatically become operative and shall supersede any conflicting provisions of the Plan, if, in any Plan Year, the Plan is a Top Heavy Plan.

          (a)   The minimum employer contribution (excluding Before-Tax Contributions) allocable to the Accounts of a Participant who is not a Key Employee and has not incurred a Termination of Employment by the end of such Plan Year shall be an amount equal to 3 percent of such Participant's Taxable Wages or, if lower, the percentage of Taxable Wages at which an employer contribution (including Before-Tax contributions) is made for such Plan Year for the Key Employee for whom such percentage is the highest for such Plan Year. Matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of this Section and Section 416(c)(2) of the Code. Matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the ACP test and other requirements of Section 401(m) of the Code.

          (b)   A Participant who has completed at least three Years of Service shall become 100% vested in his Accounts.

          (c)   If the Plan becomes a Top Heavy Plan and subsequently ceases to be such, the vesting schedule in Subsection (b) above shall continue to apply in determining the rights to benefits of any Participant who had at least three Years of Service as of the last day of the last Plan Year in which the Plan was a Top Heavy Plan. For other Participants, such schedule shall apply only to their accrued benefits as of such last day of such Plan Year.

          (d)   Notwithstanding the foregoing, to the extent permitted under Section 416 and the Treasury Regulations thereunder, no minimum contribution shall be required under this Section with respect to a Participant who is not a Key Employee if the required minimum benefit under Section 416(c)(1) of the Code or the required minimum contribution under Section 416(c)(2) of the Code is provided to him by another qualified plan of his Employer. Should Congress provide by statute, or the Treasury Department provide by regulation or ruling, that the limitations provided in this Article XIV are no longer necessary for the Plan to meet the requirements of Section 401(a) or other applicable provisions of the Code in effect, such limitations shall become void and shall no longer apply, without the necessity of further amendment to the Plan.

ARTICLE XV
Employee Stock Ownership Plan

        15.01    ESOP Designation.    The Plan shall be designated as an employee stock ownership plan (an "ESOP") within the meaning of Section 4975(e)(7) of the Code.

        15.02    Designed to Invest in Employer Securities.    The Plan is a stock bonus plan designed to invest primarily in Travelers Class A Common Stock and Travelers Class B Common Stock, qualifying employer securities within the meaning of Section 409(l) of the Code.

        15.03    Right to Demand Employer Securities.    A Participant who is entitled to a distribution under the Plan shall have a right to demand that his benefits under the Plan be distributed in the form of Travelers Class A Common Stock and Travelers Class B Common Stock , as the case may be.

        15.04    Statutory Distribution Requirement.

          (a)   Notwithstanding any provision to the contrary, if a Participant elects, the distribution from such Participant's Accounts shall commence no later than one year after the close of the Plan Year

            (1)   in which such Participant incurs a Termination of Employment by reason of attainment of Normal Retirement Age, disability or death; or

            (2)   which is the 5th Plan Year following the Plan Year in which the Participant otherwise incurs a Termination of Employment.

          (b)   Unless a Participant elects otherwise, the distribution from such Participant's Accounts shall be in substantially equal periodic payments, not less frequently than annually, over a period not longer than the greater of 5 years or, in the case of a Participant with a total Account balance in excess of $500,000, 5 years plus one additional year (but not more than 5 additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000. The dollar amounts in this Subsection shall be subject to adjustment in accordance with Section 409(o)(2) of the Code.

        15.05    Voting Rights.    Each Participant (or if applicable, such Participant's Beneficiary) shall be entitled to direct the manner in which any shares of Travelers Class A Common Stock and Travelers Class B Common Stock allocated to such Participant's Accounts are to be voted, as provided in Article XI.

        15.06    Diversification.

          (a)   A Participant shall be permitted to direct the investment of his Accounts among the Investment Funds in accordance with Article VII.

          (b)   The Plan shall maintain at least 3 Investment Funds in addition to the Travelers Class A Common Stock Fund and Travelers Class B Common Stock Fund.

        15.07    ESOP Dividend Pass-Through.    At the election of a Participant or his Beneficiary, any cash dividends paid to the Plan during the Plan Year with respect to any shares of Travelers Class A Common Stock and Travelers Class B Common Stock held in such Participant's Accounts shall be distributed in cash to such Participant or, if applicable, his Beneficiary following the close of such Plan Year, but in no event shall such distribution be made later than 90 days after such close; provided, however, the Committee in its discretion may provide for distribution of such dividends on a quarterly or semi-annual basis. Any such election shall be in accordance with the rules and procedures adopted by the Committee. Notwithstanding the foregoing, the Plan shall not distribute any dividend amount under this Section in the event it is determined that an Employer would not be allowed a deduction under Section 404(k) of the Code for the full amount of the cash dividend available for distribution at the election of a Participant or his Beneficiary.

ARTICLE XVI
Participation in Plan by an Affiliated Company

        16.01    Adoption by Affiliated Company.

        With the consent of the Company, any Affiliated Company may adopt the Plan and become an Employer. Such Affiliated Company shall agree to: (i) be bound by all the provisions of the Plan and Trust in the manner set forth herein and any amendments hereto; (ii) pay its share of the expenses of the Plan and Trust as they may be determined from time to time by the Company; and (iii) provide the Company, Plan Administrator, Trustee and Committee with full, complete, and timely information on all matters necessary to the operation of the Plan and Trust.

        16.02    Termination by an Affiliated Company; Ceasing to be an Affiliate.

          (a)   Any Affiliated Company that is an Employer may elect to terminate its participation under the Plan in accordance with the terms of Section 12.02.

          (b)   In the event that an Affiliated Company that is an Employer ceases to be an Affiliated Company, such Employer shall be deemed to have terminated its participation in the Plan effective immediately, and the Employees of such Employer shall be treated as having incurred a Termination of Employment effective as of the date the Employer ceases to be an Affiliated Company.

        IN WITNESS WHEREOF, the Company has caused this Plan to be executed this            day of            , 2002.

TRAVELERS PROPERTY CASUALTY CORP.
By:

Title:

APPENDIX A

TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN ("TESIP")

Article A-1
Definitions

        A-1.1    "TESIP Account" means that part of an Account which is attributable to a Participant's participation in the TESIP Plan up to and including the date of the TESIP Plan Merger.

        A-1.2    "Employee" means any person who is regularly employed on a salaried basis and who is on the U.S. Dollar payroll of the Travelers.

        A-1.3    "TESIP" means the Travelers Savings, Investment and Stock Ownership Plan, effective as of January 1, 1989.

        A-1.4    "TESIP Plan Merger" means the merger of the TESIP Plan into the Citigroup 401(k) Plan which was effective on January 1, 1996.

Article A-2
Qualified Employee Contributions and Qualified IRA Rollover Contributions

        A-2.1    Any Participant whose TESIP Account contained, as of the TESIP Plan Merger, a subaccount entitled "Qualified Contribution Account" shall, with respect to such subaccount, be subject to the provisions of this Article A-2.

        A-2.2    Definitions.

          (a)   "Qualified Voluntary Employee Contribution" means any contribution by a Participant which the Participant elected to treat as a Qualified Voluntary Employee Contribution to the plan in effect before January 1, 1987.

          (b)   "Qualified IRA Rollover Contribution" means a contribution by a Participant or a qualifying payment or distribution from an individual retirement account or other individual retirement plan described under Section 408 of the Code.

          (c)   "Qualified Contribution Account" means the separate account for each Participant which shall account for his share of the Trust fund attributable to his Qualified Voluntary Employee Contributions and his Qualified IRA Rollover Contributions, subject to any charge referred to in Article A-2.6(b).

        A-2.3    Investment of Contributions.    All balances of Qualified Voluntary Employee Contributions and Qualified IRA Rollover Contributions (and the earnings on such contributions) will be invested in the Fixed Income Savings Fund. The Fixed

Income Savings Fund is a fund derived from Qualified Voluntary Employee Contributions and Qualified IRA Rollover Contributions which shall be invested by the Trustee on a fixed income basis in a group annuity contract. Such contract shall provide a guarantee of the principal amount of the Fund and interest accumulations. Contributions actually made to the Fixed Income Savings Fund in each Plan Year will earn a guaranteed fixed rate of interest for five (5) years. Each Plan Year will be referred to as a 'class year.' After the five (5) year period expires, contributions and interest accumulations will be reinvested in the Fixed Income Savings Fund at the rate of interest being guaranteed for that class year, unless they are withdrawn.

        A-2.4    Vesting.    An Participant's interest in his Qualified Contributions Account shall be vested in him at all times, subject to any charge referred to in Article A-2.6(b).

        A-2.5    Separate Records.    The Committee shall keep or cause to be kept separate records of each Participant's Qualified Contributions Account.

        A-2.6    Withdrawals.    A Participant may elect to withdraw all or any part of his Qualified Contributions Account at any time by giving such written notice as shall be prescribed by the Committee. All payments of withdrawals shall be made as soon as practicable after the next Valuation Date following written notice. All withdrawals shall be paid in cash.

APPENDIX B

SUPPLEMENTAL COMPANY CONTRIBUTION

Article B-1
Definitions

        B-1.1    'Aetna Account' or 'Supplemental Company Contribution Account' means the Account established for an Aetna Participant for purposes of recordkeeping and administration of the Plan in accordance with the provisions of this Appendix B.

        B-1.2    'Aetna Participant' means a Participant who is employed on a regularly stated work schedule of at least 40 hours per week and who was a Participant in the Aetna Pension Plan as of April 2, 1996, who transferred to the Company as a result of the Stock Purchase Agreement Between Travelers Insurance Company and Aetna Life & Casualty Company dated November 28, 1995, between April 2, 1996 and December 31, 1996, and who has been continuously employed by the Company since his date of transfer to the Company.

        B-1.3    'Aetna Pension Plan' means the Retirement Plan for Employees of the Aetna Life and Casualty Company, as that plan existed on April 2, 1996.

Article B-2
Effective Date

          (a)   For purposes of the allocation formula in Section B-3.2, Years of Service shall mean all years of service recognized under the Aetna Pension Plan which an Aetna Participant had through April 2, 1996.

          (b)   For vesting purposes, Years of Service shall mean all years of service accrued under the Aetna Pension Plan without regard to any special recognition of additional service after April 2, 1996 by the Aetna Pension Plan plus all years of service accrued with Citigroup Inc., Travelers Property Casualty Corp. and their affiliates and subsidiaries.

        B-2.1    The provisions of this Appendix B shall be effective as of the Effective Date.

Article B-3
Supplemental Company Contributions

        B-3.1    (a)    Each Employer shall contribute to the Plan a "Supplemental Company Contribution" in the amount necessary to satisfy the allocation requirements of Section B-3.2.

          (b)   Such Supplemental Company Contribution shall be paid to the Plan within the time prescribed by law, including extensions of time, for the filing of that Employer's federal income tax return for such Plan Year.

        B-3.2    Allocation Formula.

          (a)   Under the Citigroup 401(k) Plan, each Aetna Participant was assigned a number of points based on his annual base compensation and bonus received as of April 2, 1996 (up to a maximum of $150,000), age and service recognized under the Aetna Pension Plan as of April 2, 1996. Points were calculated by multiplying the Aetna Participant's annual base compensation and bonus received as of April 2, 1996 (up to a maximum of $150,000), by his point assignment factor determined according to the following table:

POINT ASSIGNMENT FACTOR

	SERVICE
AGE	0-5 Years	6-14 Years	15 or more years
Less than 35	0.75	1.25	1.25
35-44	1.80	2.00	2.50
45-54	2.90	3.50	4.50
55 or older	4.00	5.00	7.00

          (b)   The aggregate number of points for all Aetna Participants was divided into $4,000,000 to value each point. Once valued, the points that were assigned each Aetna Participant were multiplied by such value to determine the amount of the contribution for each Aetna Participant. Each Aetna Participant's assigned points, and the calculated value of such points, determined the contribution to be made to his Account. This amount was fixed for the duration of his employment with an Affiliated Company.

          (c)   The point assignment and contribution amount determined under Subsections (a) and (b) for each Aetna participant were determined and fixed as of April 2, 1996 under the Citigroup 401(k) Plan.

          (d)   As the total number of points assigned to all Aetna Participants declines as a result of Terminations of Employment by Aetna Participants, the total amount to be allocated in each Plan Year shall be reduced by the value of the terminated Aetna Participant's point values.

        B-3.3    Allocation to Aetna Participants' Accounts.    For each Plan Year in which an Aetna Participant is employed on December 31, such Aetna Participant shall be entitled to receive an allocation equal to the amount set forth in Section B-3.2. For any Aetna Participant who terminates service with an Employer during a Plan Year, he shall be entitled to receive an allocation equal to the amount set forth in Section B-3.2, multiplied by a fraction, the numerator of which is the number of full calendar months worked in the year of his termination and the denominator of which is twelve (12).

        B-3.4    Deceased Aetna Participants.

          (a)   Notwithstanding anything in this Section B-3 to the contrary, in the event of an Aetna Participant's death while still employed by an Employer, the allocation under this Appendix B for such Aetna Participant shall be pro-rated for the year of death according to the formula set forth in subparagraph (b) below.

          (b)   The allocation in the year of death of an active Aetna Participant shall be multiplied by a fraction, the numerator of which is the number of elapsed calendar months in the Plan Year, determined through the end of the month which includes the Aetna Participant's death, and the denominator of which is twelve (12).

        B-3.5    Rehired Aetna Participants.

          (a)   An Aetna Participant who incurs a Termination of Employment and is subsequently rehired shall not be eligible to receive a Supplemental Company Contribution.

          (b)   Notwithstanding Subsection (a) above, an Aetna Participant whose employment is terminated involuntarily but not due to such Participant's gross or willful misconduct or a substantial failure to perform his assigned duties with his Employer, shall be eligible to receive Supplemental Company Contributions if he is rehired prior to incurring five (5) consecutive One-Year Breaks in Service. For the Plan Year in which his reemployment date occurs, such Aetna Participant's Supplemental Company Contribution shall be equal to the amount set forth in Section B-3.2, multiplied by a fraction, the numerator of which is the number of full calendar months worked in the year of his reemployment and the denominator of which is twelve (12).

Article B-4
Vesting

        B-4.1    An Aetna Participant shall be fully vested in his Aetna Account.

        B-4.2    For all other purposes under the Plan, including but not limited to withdrawals, amounts held in an Aetna Participant's Aetna Account shall be treated as Before-Tax Contributions.

APPENDIX C

ASSOCIATES SAVINGS AND PROFIT SHARING PLAN

Article C-1
Definitions

        C-1.1    'Associates Contribution Account' means those portions of the Citigroup 401(k) Plan Asset Transfer that are attributable to a Participant's participation in the Associates Savings and Profit Sharing Plan prior to the merger of the Associates Savings and Profit Sharing Plan into the Citigroup 401(k) Plan effective July 1, 2001.

Article C-2
Withdrawals During Employment

        C-2.1    In addition to other withdrawal rights under the Plan, a Participant may withdraw from his Associates Contribution Account in one or more withdrawals amounts from his Post-Tax Contribution Account.

        C-2.2    A Participant may withdraw part or all of such Participant's interest in the Plan attributable to profit sharing contributions in accordance with procedures adopted by the Committee, as memorialized in the summary plan description and any administrative documents thereunder.

Article C-3
Vesting

        C-3.1    With respect to any Participant who was an active participant of the Associates Savings and Profit Sharing Plan as of December 31, 2000 and whose "Associates Contribution Account" was transferred to this Plan as a portion of the Citigroup 401(k) Plan Asset Transfer, such Participant's interest in his Profit Sharing Account shall be vested upon attaining five (5) Years of Service.

        C-3.2    With respect to any Participant who was an active participant of the Associates Savings and Profit Sharing Plan as of December 31, 2000 and whose "Associates Contribution Account" was transferred to this Plan as a portion of the Citigroup 401(k) Plan Asset Transfer, such Participant's interest in the Associate Contribution Account and the Company Matching Contribution Account established on his behalf shall vest in accordance with the following schedule:

Completed Years of Service	Percentage Vested
Less than 1	0%
1	20%
2	40%
3 or more	100%.

        Notwithstanding the foregoing, a Participant's interest in his Company Matching Contribution Account shall become 100% vested and nonforfeitable if, while employed by an Affiliated Company as an Employee, such Participant attains age 55, dies or terminates employment while Disabled pursuant to Company policy.

        C-3.3    With regard to all Accounts under the Plan subject to a vesting schedule, any Participant who was an active participant of the Associates Savings and Profit Sharing Plan as of June 30, 2001 and whose "Associates Contribution Account" was transferred to this Plan as a portion of the Citigroup 401(k) Plan Asset Transfer, shall be credited with vesting service for:

          (a)   each Year of Service credited under Section 9.02(a) or Appendix Q of the Citigroup 401(k) Plan for Plan Years before the Effective Date of this Plan; and

          (b)   each Year of Service credited under Section 9.02(a) of the Plan for Plan Years beginning on or after the Effective Date.

Article C-4
GUST Provisions

        C-4.1    Any Participant who has attained age 70 1/2 and remains employed may elect to commence distribution of such Participant's vested interest of his Associates Contribution Account by April 1 of the calendar year following the calendar year in which such Participant attains age 70 1/2 or in any successive calendar year. Any Participant who attained age 70 1/2 on or prior to December 31, 1996, and to whom distribution from his Associates Contribution Account has commenced in accordance with the terms of Section 401(a)(9) of the Code as in effect before its amendment by Section 1404 of the Small Business Job Protection Act of 1996, but who has not terminated employment, may elect to suspend distribution of any portion of such Participant's vested interest of his Associates Contribution Account that has not been distributed already until such time as the Participant's vested interest would otherwise be required to be distributed under the Plan.

EXHIBIT 1

LIST OF AFFILIATED COMPANIES PARTICIPATING IN THE
TRAVELERS 401(K) SAVINGS PLAN
AS OF THE EFFECTIVE DATE

        Gulf Insurance Company

        First Floridian Auto & Home

        First Trenton Indemnity Company

        The Travelers Indemnity Company

        Premier Insurance Company of Massachusetts

QuickLinks

TRAVELERS 401(k) SAVINGS PLAN
TRAVELERS 401(k) SAVINGS PLAN TABLE OF CONTENTS
TRAVELERS 401(k) SAVINGS PLAN
Article B-1 Definitions